Exhibit 10.1
----------------------------------------------------------------------------
                               CREDIT AGREEMENT

                                  dated as of

                               December 24, 1997

                                     among

                        FRANK'S NURSERY & CRAFTS, INC.,
                                 as Borrower,

                           CYRUS ACQUISITION CORP.,

                           GENERAL HOST CORPORATION,

                           The Lenders Party Hereto,

                           THE CHASE MANHATTAN BANK,
                           as Administrative Agent,
                     Syndication Agent, Collateral Agent,
                      Issuing Bank and Swingline Lender,

                                     and

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                            as Documentation Agent
                          ___________________________

                            CHASE SECURITIES INC.,
                                  as Arranger

 ----------------------------------------------------------------------------

                               TABLE OF CONTENTS
                                                                          Page

                                   ARTICLE I
                                  Definitions
                                  -----------

         SECTION 1.01.    Defined Terms . . . . . . . . . . . . . . . . .    2
         SECTION 1.02.    Classification of Loans and Borrowings  . . . .   27
         SECTION 1.03.    Terms Generally . . . . . . . . . . . . . . . .   27
         SECTION 1.04.    Accounting Terms; GAAP  . . . . . . . . . . . .   27

                                  ARTICLE II
                                  The Credits
                                  -----------

         SECTION 2.01.    Commitments . . . . . . . . . . . . . . . . . .   28
         SECTION 2.02.    Loans and Borrowings  . . . . . . . . . . . . .   28
         SECTION 2.03.    Requests for Borrowings . . . . . . . . . . . .   29
         SECTION 2.04.    Swingline Loans . . . . . . . . . . . . . . . .   30
         SECTION 2.05.    Letters of Credit . . . . . . . . . . . . . . .   31
         SECTION 2.06.    Funding of Borrowings . . . . . . . . . . . . .   35
         SECTION 2.07.    Interest Elections  . . . . . . . . . . . . . .   36
         SECTION 2.08.    Termination and Reduction of Commitments  . . .   37
         SECTION 2.09.    Repayment of Loans; Evidence of Debt  . . . . .   38
         SECTION 2.10.    Amortization of Term Loans  . . . . . . . . . .   39
         SECTION 2.11.    Prepayment of Loans . . . . . . . . . . . . . .   40
         SECTION 2.12.    Fees  . . . . . . . . . . . . . . . . . . . . .   41
         SECTION 2.13.    Interest  . . . . . . . . . . . . . . . . . . .   42
         SECTION 2.14.    Alternate Rate of Interest  . . . . . . . . . .   43
         SECTION 2.15.    Increased Costs . . . . . . . . . . . . . . . .   43
         SECTION 2.16.    Break Funding Payments  . . . . . . . . . . . .   45
         SECTION 2.17.    Taxes . . . . . . . . . . . . . . . . . . . . .   45
         SECTION 2.18.    Payments Generally; Pro Rata Treatment;
                              Sharing of Set-offs   . . . . . . . . . . .   47
         SECTION 2.19.    Mitigation Obligations; Replacement of
                              Lenders   . . . . . . . . . . . . . . . . .   48

                                  ARTICLE III
                        Representations and Warranties
                        ------------------------------

         SECTION 3.01.    Organization; Powers  . . . . . . . . . . . . .   49
         SECTION 3.02.    Authorization; Enforceability . . . . . . . . .   49
         SECTION 3.03.    Governmental Approvals; No Conflicts  . . . . .   50
         SECTION 3.04.    Financial Condition; No Material Adverse
                              Change  . . . . . . . . . . . . . . . . . .   50
         SECTION 3.05.    Properties  . . . . . . . . . . . . . . . . . .   51
         SECTION 3.06.    Litigation and Environmental Matters  . . . . .   51
         SECTION 3.07.    Compliance with Laws and Agreements . . . . . .   52
         SECTION 3.08.    Investment and Holding Company Status . . . . .   52
         SECTION 3.09.    Taxes . . . . . . . . . . . . . . . . . . . . .   52
         SECTION 3.10.    ERISA . . . . . . . . . . . . . . . . . . . . .   52
         SECTION 3.11.    Disclosure  . . . . . . . . . . . . . . . . . .   53
         SECTION 3.12.    Subsidiaries  . . . . . . . . . . . . . . . . .   53
         SECTION 3.13.    Insurance . . . . . . . . . . . . . . . . . . .   53
         SECTION 3.14.    Labor Matters . . . . . . . . . . . . . . . . .   53

         SECTION 3.15.    Solvency  . . . . . . . . . . . . . . . . . . .   54
         SECTION 3.16.    Security Documents  . . . . . . . . . . . . . .   54
         SECTION 3.17.    Federal Reserve Regulations . . . . . . . . . .   55
         SECTION 3.18.    Merger  . . . . . . . . . . . . . . . . . . . .   55
         SECTION 3.19.    Capitalization of Holdings  . . . . . . . . . .   56

                                  ARTICLE IV
                                  Conditions
                                  ----------

         SECTION 4.01.    Effective Date  . . . . . . . . . . . . . . . .   56
         SECTION 4.02.    Each Credit Event . . . . . . . . . . . . . . .   60

                                   ARTICLE V
                             Affirmative Covenants
                             ---------------------

         SECTION 5.01.    Financial Statements and Other Information  . .   61
         SECTION 5.02.    Notices of Material Events  . . . . . . . . . .   62
         SECTION 5.03.    Information Regarding Collateral  . . . . . . .   63
         SECTION 5.04.    Existence; Conduct of Business  . . . . . . . .   63
         SECTION 5.05.    Payment of Obligations  . . . . . . . . . . . .   63
         SECTION 5.06.    Maintenance of Properties . . . . . . . . . . .   64
         SECTION 5.07.    Insurance . . . . . . . . . . . . . . . . . . .   64
         SECTION 5.08.    Casualty and Condemnation . . . . . . . . . . .   64
         SECTION 5.09.    Books and Records; Inspection and Audit
                              Rights  . . . . . . . . . . . . . . . . . .   65
         SECTION 5.10.    Compliance with Laws  . . . . . . . . . . . . .   65
         SECTION 5.11.    Use of Proceeds and Letters of Credit . . . . .   65
         SECTION 5.12.    Additional Subsidiaries . . . . . . . . . . . .   66
         SECTION 5.13.    Further Assurances  . . . . . . . . . . . . . .   66
         SECTION 5.14.    Interest Rate Protection  . . . . . . . . . . .   67
         SECTION 5.15.    Redemption of Notes . . . . . . . . . . . . . .   68
         SECTION 5.16.    Issuance of Subordinated Notes, Issuance of
                              8% PIK Notes and Application of
                              Proceeds Thereof  . . . . . . . . . . . . .   68
         SECTION 5.17.    Consummation of the Merger  . . . . . . . . . .   68

                                  ARTICLE VI
                              Negative Covenants
                              ------------------

         SECTION 6.01.    Indebtedness; Certain Equity Securities . . . .   69
         SECTION 6.02.    Liens . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 6.03.    Fundamental Changes . . . . . . . . . . . . . .   73
         SECTION 6.04.    Investments, Loans, Advances, Guarantees
                              and Acquisitions  . . . . . . . . . . . . .   73
         SECTION 6.05.    Asset Sales . . . . . . . . . . . . . . . . . .   75
         SECTION 6.06.    Sale and Lease-Back Transactions  . . . . . . .   76
         SECTION 6.07.    Hedging Agreements  . . . . . . . . . . . . . .   76
         SECTION 6.08.    Restricted Payments; Certain Payments of
                              Indebtedness  . . . . . . . . . . . . . . .   76
         SECTION 6.09.    Transactions with Affiliates  . . . . . . . . .   78
         SECTION 6.10.    Other Indebtedness  . . . . . . . . . . . . . .   78
         SECTION 6.11.    Restrictive Agreements  . . . . . . . . . . . .   79
         SECTION 6.12.    Amendment of Material Documents . . . . . . . .   79
         SECTION 6.13.    Capital Expenditures  . . . . . . . . . . . . .   79

         SECTION 6.14.    Leverage Ratio  . . . . . . . . . . . . . . . .   80
         SECTION 6.15.    Consolidated Net Cash Interest Expense
                              Coverage Ratio  . . . . . . . . . . . . . .   80
         SECTION 6.16.    Fixed Charge Coverage Ratio . . . . . . . . . .   81
         SECTION 6.17.    Additional Subsidiaries . . . . . . . . . . . .   82
         SECTION 6.18.    Merger Consideration; Redemption of Senior
                              Notes and Convertible Subordinated
                              Notes; Prepayment of Existing Mortgages   .   82
         SECTION 6.19.    Fiscal Year . . . . . . . . . . . . . . . . . .   82

                                  ARTICLE VII
                               Events of Default
                               -----------------

                                 ARTICLE VIII
                           The Administrative Agent
                           ------------------------

                                  ARTICLE IX
                                 Miscellaneous
                                 -------------

         SECTION 9.01.    Notices . . . . . . . . . . . . . . . . . . . .   88
         SECTION 9.02.    Waivers; Amendments . . . . . . . . . . . . . .   88
         SECTION 9.03.    Expenses; Indemnity; Damage Waiver  . . . . . .   89
         SECTION 9.04.    Successors and Assigns  . . . . . . . . . . . .   91
         SECTION 9.05.    Survival  . . . . . . . . . . . . . . . . . . .   93
         SECTION 9.06.    Counterparts; Integration; Effectiveness  . . .   94
         SECTION 9.07.    Severability  . . . . . . . . . . . . . . . . .   94
         SECTION 9.08.    Right of Setoff . . . . . . . . . . . . . . . .   94
         SECTION 9.09.    Governing Law; Jurisdiction; Consent to
                              Service of Process  . . . . . . . . . . . .   94
         SECTION 9.10.    WAIVER OF JURY TRIAL  . . . . . . . . . . . . .   95
         SECTION 9.11.    Headings  . . . . . . . . . . . . . . . . . . .   95
         SECTION 9.12.    Confidentiality . . . . . . . . . . . . . . . .   95
         SECTION 9.13.    Interest Rate Limitation  . . . . . . . . . . .   96
         SECTION 9.14.    Pre-Funding Escrow Arrangements . . . . . . . .   96

SCHEDULES:
---------

Schedule 1.01(a) -- Mortgaged Properties
Schedule 1.01(b) -- Existing Mortgages (identifying Existing Mortgages subject to mortgage payment rights or defaults)
Schedule 1.01(c) -- Capital Leases
Schedule 1.01(d) -- Inactive Subsidiaries
Schedule 2.01 -- Commitments
Schedule 3.05 -- Real Property
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 3.13 -- Insurance
Schedule 3.16(d) -- Mortgage Filing Offices
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Investments
Schedule 6.11 -- Existing Restrictions

EXHIBITS:
--------

Exhibit A -- Form of Assignment and Acceptance
Exhibit B-1 -- Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP Exhibit B-2 -- Form of Opinion of Simpson Thacher & Bartlett
Exhibit B-3 -- Form of Opinion of J. Theodore Everingham
Exhibit B-4 -- Form of Opinion of Amster, Rothstein & Ebenstein
Exhibit C -- Form of Opinion of Local Counsel
Exhibit D -- Form of Parent Guarantee Agreement
Exhibit E -- Form of Subsidiary Guarantee Agreement
Exhibit F -- Form of Indemnity, Subrogation and Contribution Agreement Exhibit G -- Form of Pledge Agreement
Exhibit H -- Form of Security Agreement
Exhibit I  -- Form of Real Property Mortgage

                                  CREDIT AGREEMENT, dated as of December 24,
                          1997, among FRANK'S NURSERY & CRAFTS, INC., a Michigan corporation (the "Borrower"), CYRUS ACQUISITION CORP., a New York corporation, GENERAL HOST CORPORATION, a New York corporation, the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, Syndication Agent, Collateral Agent, Issuing Bank and Swingline Lender, and GOLDMAN SACHS CREDIT PARTNERS L.P., as Documentation Agent.


                 In connection with the Acquisition (such term and each other capitalized term used but not defined in this introductory statement having the meanings assigned to such terms in Article I), the Investors intend to acquire all the outstanding Shares pursuant to the Merger Agreement. In connection therewith, (a) Acqco has made the Equity Tender Offer,
(b) simultaneously with the Equity Tender Offer, Holdings has made the Debt Tender Offer and (c) the consummation of each of the Equity Tender Offer and the Debt Tender Offer is conditioned on the consummation of the other Tender Offer. As promptly as practicable following the acceptance of Shares pursuant to the Equity Tender Offer and the acceptance of Senior Notes pursuant to the Debt Tender Offer, (a) Acqco will merge into Holdings, with Holdings as the surviving corporation in such merger, and (b) subject to stockholders' appraisal rights, each outstanding Share not acquired in the Equity Tender Offer will be converted into the right to receive the Cash Merger Consideration.

                 The Borrower has requested (a) the Revolving Lenders to extend credit in the form of Revolving Loans during the Revolving Availability Period in an aggregate principal amount at any time outstanding not in excess of $110,000,000 minus the sum of (i) the LC Exposure and
(ii) the Swingline Exposure at such time, (b) the Term Lenders to extend credit in the form of Term Loans during the Term Availability Period in an aggregate principal amount not in excess of $85,000,000, (c) the Issuing Bank to issue Letters of Credit during the LC Availability Period in an aggregate face amount at any time outstanding not in excess of $25,000,000 and (d) the Swingline Lender to extend credit in the form of Swingline Loans during the Revolving Availability Period in an aggregate principal amount not in excess of $15,000,000.

                 The proceeds of the Term Loans and the Revolving Loans from and after the Effective Date will be used by the Borrower as provided in
Section 5.11.

                 The Lenders and the Swingline Lender are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                                  Definitions
                                 -----------

                 SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                 "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                 "Acqco" means Cyrus Acquisition Corp., a New York corporation, all the outstanding stock of which is owned by the Investors.

                 "Acqco Equity Contribution" means the common equity contribution made by Acqco to Holdings substantially simultaneously with the purchase by Acqco of Shares pursuant to the Equity Tender Offer in an aggregate amount in cash equal to $25,900,000.

                 "Acquisition" means the Equity Tender Offer, the Merger and the other transactions contemplated by the Merger Agreement and the Equity Tender Offer Materials.

                 "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                 "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                 "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                 "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                 "Agents" means the Administrative Agent, the Syndication Agent, the Collateral Agent and the Documentation Agent.

                 "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                 "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments made in accordance with Section 9.04.

                 "Applicable Rate" means, (a) for any day with respect to any ABR Loan (excluding Swingline Loans) or Eurodollar Loan that is a Revolving Loan, or with respect to the commitment fees payable hereunder in respect of the Revolving Commitments, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread--Revolving Loan", "Eurodollar Spread--Revolving Loan" or "Commitment Fee Rate", as the case may be, based upon the Senior Leverage Ratio as of the most recent determination date, provided that until the third Business Day after the delivery to the Administrative Agent, pursuant to Section 5.01(b), of Holdings's and the Borrower's consolidated financial statements for Holdings's and the Borrower's first four full fiscal quarters commencing after the Effective Date, the "Applicable Rate" with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan shall be the applicable rate per annum set forth below in Category 1:


                            ABR Spread--    Eurodollar Spread--  Commitment
  Senior Leverage Ratio:   Revolving Loan     Revolving Loan      Fee Rate
  ----------------------   --------------   -------------------  ----------
        Category 1              1.25%              2.25%           0.500%
        ----------
 Equal to or greater than
       2.00 to 1.00

        Category 2              1.00%              2.00%           0.500%
        ----------
  Less than 2.00 to 1.00
 but equal to or greater
    than 1.75 to 1.00

        Category 3              0.75%              1.75%           0.500%
        ----------
  Less than 1.75 to 1.00
 but equal to or greater
    than 1.50 to 1.00

        Category 4              0.50%              1.50%           0.375%
        ----------
  Less than 1.50 to 1.00


and (b) for any day with respect to any ABR Loan or Eurodollar Loan that is a Term Loan, or with respect to the commitment fees payable hereunder in respect of the Term Commitments, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread--Term Loan", "Eurodollar Spread--Term Loan" or "Commitment Fee Rate", as the case may be, based upon the Senior Leverage Ratio as of the most recent determination date, provided that until the third Business Day after the delivery to the Administrative Agent, pursuant to Section 5.01(b), of Holdings's and the Borrower's consolidated financial statements for Holdings's and the Borrower's first four full fiscal quarters commencing after the Effective Date, the "Applicable Rate" with respect to any ABR Loan or Eurodollar Loan that is a Term Loan shall be the applicable rate per annum set forth below in Category 1:

                            ABR Spread--   Eurodollar Spread--   Commitment
  Senior Leverage Ratio:      Term Loan         Term Loan         Fee Rate
  ---------------------     ------------   -------------------   -----------
        Category 1              1.50%             2.50%            0.500%
        ----------
 Equal to or greater than
       2.00 to 1.00

        Category 2              1.25%             2.25%            0.500%
        ----------
  Less than 2.00 to 1.00
 but equal to or greater
    than 1.75 to 1.00

        Category 3              1.00%             2.00%            0.500%
        ----------
  Less than 1.75 to 1.00


                 For purposes of the foregoing, (a) the Senior Leverage Ratio shall be determined as of the end of each fiscal quarter of Holdings's fiscal year based upon Holdings's consolidated financial statements delivered pursuant to Section 5.01(a) or (b), and (b) each change in the Applicable Rate resulting from a change in the Senior Leverage Ratio shall be effective during the period commencing on and including the third day (such day, the "Applicable Rate Determination Date") after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Senior Leverage Ratio shall be deemed to be in Category 1 if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

                 "Ashton" means Harris J. Ashton.

                 "Ashton Termination Payment" means an amount not to exceed $7,350,000 in full satisfaction and payment of Holdings's obligations (excluding ongoing benefits, reimbursement of expenses incurred by Ashton prior to termination and tax gross-ups, if applicable) pursuant to the Employment Agreement, as amended, dated as of January 1, 1992, by and between Holdings and Ashton.

                 "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R.
Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States, provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent in its reasonable judgment to be representative of the cost of such insurance to the Lenders.

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                 "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                 "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                 "Borrower" means Frank's Nursery & Crafts, Inc., a Michigan corporation.

                 "Borrower Subsidiary" means any subsidiary of the Borrower.

                 "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
                 "Borrowing Request" means a request by the Borrower for a Borrowing or Borrowings in accordance with Section 2.03.

                 "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                 "Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of Holdings and its consolidated subsidiaries that are or would be required to be set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP, including the cost of assets acquired pursuant to capital leases incurred by Holdings and its consolidated subsidiaries during such period, provided that Capital Expenditures shall exclude (a) amounts paid for Reinvestment Assets and (b) any amount representing capitalized interest on capital leases.

                 "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                 "Capital Leases" means the capital leases of Holdings, the Borrower and the other Subsidiaries that are in effect immediately prior to the Effective Date and listed on Schedule 1.01(c).

                 "Cash Merger Consideration" means the per-Share price paid in connection with the Equity Tender Offer.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ' 9601 et seq.

                 "Change in Control" means, (a) prior to the Merger, the failure by the Investors to own, directly or indirectly, beneficially and of record (and possess the right to vote), shares representing 100% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Acqco; (b) at any time after the consummation of the Equity Tender Offer, (i) the failure by Cypress and its Affiliates to own, directly or indirectly, beneficially and of record (and possess the right to vote), Shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings, (ii) the acquisition of ownership, directly or indirectly, beneficially or of record (or the possession of the right to vote), by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Cypress and its Affiliates, of Shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings or (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (A) nominated by the board of directors of Holdings nor (B) appointed by directors so nominated; and (c) at any time, (i) the failure by Holdings to own, directly, beneficially and of record (and possess the right to vote), shares representing 100% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (ii) the occurrence of any change in control (or similar event, howsoever denominated) with respect to Holdings, the Borrower or, prior to the Merger, Acqco under and as defined in any indenture or agreement in respect of any Material Indebtedness (other than the Existing Mortgages and the Convertible Subordinated Notes) to which Holdings, the Borrower, any other Subsidiary or, prior to the Merger, Acqco, is a party, to the extent that such change in control (or similar event) (A) gives rise to any right on the part of the holder of such Material Indebtedness to accelerate the maturity of such Material Indebtedness or require the repayment thereof and (B) such right has not been waived.

                 "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                 "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

                 "Collateral Agent" means the "Collateral Agent", as defined in the Security Agreement.

                 "Commitment" means a Revolving Commitment or Term Commitment, or any combination thereof (as the context requires).

                 "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of
(a) the aggregate amount of Consolidated Net Cash Interest Expense for such period, (b) the aggregate amount of letter of credit fees and other charges, fees and charges under bankers' acceptance financings and net cash costs under Hedging Agreements expensed during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation, amortization and other similar noncash charges for such period, including the amortization of debt discounts and deferred financing charges,
(e) Transaction Costs, (f) all extraordinary, non-recurring or unusual charges during such period, (g) one-time severance expenses relating to payouts in connection with or resulting from the Transactions, (h) costs incurred in connection with the issuance of the Subordinated Notes, (i) the Ashton Termination Payment (including any Tax gross-ups associated therewith) and (j) payments of liabilities relating to Disclosed Matters to the extent that such payments are permitted by Section 6.08(a)(viii), (k) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to employees, including officers, of Acqco, Holdings or any Subsidiary, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by Holdings or any Affiliate of Holdings and compensation expense resulting from the repurchase of any such capital stock, options and rights, (l) any one-time expenses incurred or payments made in connection with the Transactions, (m) one-time non-cash charges relating to reserve adjustments for closed stores and worker's compensation, and other balance sheet adjustments and write-offs in connection with or resulting from the Transactions, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all extraordinary, non-recurring or unusual gains during such period, all as determined on a consolidated basis with respect to Holdings and the Subsidiaries in accordance with GAAP.

                 "Consolidated Lease Expense" means, for any period, all rent payment obligations (excluding any applicable property taxes) of Holdings, the Borrower and the other Subsidiaries during such period under agreements for the lease, hire or use of any real property (other than Capital Lease Obligations), as determined on a consolidated basis for Holdings, the Borrower and the other Subsidiaries in accordance with GAAP.

                 "Consolidated Net Cash Interest Expense" means, for any period, interest expense (including the interest component in respect of Capital Lease Obligations and excluding the amortization of debt discounts, deferred financing charges and other non-cash interest expenses) of Holdings and the Subsidiaries during such period, net of any cash interest income recorded during such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Income" means, for any period, net income or loss of Holdings and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any Person in which any other Person (other than Holdings or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of the Subsidiaries by such Person during such period, and (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of the Subsidiaries or the date that Person's assets are acquired by Holdings or any of the Subsidiaries.

                 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract. The terms "Controlling" and "Controlled" have meanings correlative thereto.

                 "Convertible Subordinated Notes" means the 8% Convertible Subordinated Notes Due 2002 of Holdings issued under the Convertible Subordinated Notes Indenture.

                 "Convertible Subordinated Notes Indenture" means the indenture dated as of February 28, 1992, by and between Holdings, as issuer, and United States Trust Company of New York, as trustee, governing the Convertible Subordinated Notes.

                 "Cypress" means The Cypress Group L.L.C., a Delaware limited liability company.

                 "Debt Tender Offer" means the tender offer made by Holdings for all the outstanding Senior Notes pursuant to the Debt Tender Offer Materials and the provisions of the Merger Agreement.

                 "Debt Tender Offer Materials" means the offer to purchase distributed by the Borrower to holders of the Senior Notes with respect to the Debt Tender Offer, and all related materials similarly distributed in accordance with this Agreement.

                 "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default pursuant to Article VII.

                 "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                 "Documentation Agent" means Goldman Sachs Credit Partners L.P., in its capacity as documentation agent for the Lenders hereunder.

                 "dollars" or "$" refers to lawful money of the United States of America.

                 "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                 "8% PIK Debentures" means $45,000,000 in aggregate principal amount of unsecured 8% pay-in-kind debentures of Holdings, (a) all payments of principal and interest in respect of which are to be paid (and all other payments in respect of which are to be made) in additional 8% PIK Debentures, in lieu of cash, until the date that is at least 360 days following the Term Maturity Date, (b) that are not subject to redemption other than redemption at the option of Holdings, (c) all payments in respect of which are expressly subordinated to the Obligations and (d) that are not subject to any covenant other than the payment obligation described in clause (a) of this sentence, to be issued by Holdings to Cypress and/or certain of the Investors in exchange for the payment by such Persons to Holdings of $45,000,000 in cash on or before the Redemption Completion Date in the event that the Subordinated Notes are not issued by the Borrower on or before the Redemption Completion Date.

                 "8% PIK Debentures Issuance Date" means the date on which the 8% PIK Debentures are issued by Holdings.

                 "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

                 "Environmental Liability" means any liability (including any liability for damages, natural resource damage, costs of environmental investigation, monitoring or remediation, administrative oversight costs, fines, penalties or indemnities) of Holdings, the Borrower or any other Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                 "Equity Contributions" means the Investor Equity
Contributions and the Acqco Equity Contribution.

                 "Equity Tender Offer" means the tender offer made by Acqco to acquire all the outstanding Shares (including the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of March 7, 1990, as amended, between Holdings and ChaseMellon Shareholder Services L.L.C., as successor to Chemical Bank, as rights agent) pursuant to the Equity Tender Offer Materials and the provisions of the Merger Agreement.

                 "Equity Tender Offer Materials" shall mean the offer to purchase and other tender offer materials included as exhibits to the tender offer statement on Schedule 14D-1 filed by Acqco with the Securities and Exchange Commission with respect to the Equity Tender Offer, and all amendments and supplements thereto that are similarly filed in accordance with this agreement.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" means Holdings, each Subsidiary and, prior to the Merger, Acqco.

                 "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                 "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                 "Event of Default" has the meaning assigned to such term in
Article VII.

                 "Excess Cash Flow" means, for any period, the sum (without duplication) of:

                 (a) the Consolidated Net Income for such period, adjusted to exclude any gains or losses (in each case net of Taxes applicable with respect to such gains or losses during such period) attributable to Prepayment Events; plus

                 (b) depreciation, amortization and other noncash charges or losses (in each case net of Taxes applicable with respect to such charges or losses during such period) deducted in determining such Consolidated Net Income for such period; plus

                 (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

                 (d) the sum of (i) any noncash gains (in each case net of Taxes applicable with respect to such gains during such period) included in determining Consolidated Net Income for such period plus
         (ii) the amount, if any, by which Net Working Capital increased during such period; minus

                 (e) Capital Expenditures for such period, except to the extent such Capital Expenditures are financed with the proceeds of asset dispositions (including casualty and condemnation events); minus

                 (f) the aggregate principal amount of Indebtedness repaid or prepaid by Holdings and its consolidated subsidiaries during such period as permitted by this Agreement, excluding (i) Indebtedness in respect of Revolving Loans, Swingline Loans and Letters of Credit (other than to the extent that the Revolving Commitments are permanently reduced by such repayments or prepayments), (ii) Term Loans prepaid pursuant to Section 2.11(b), (c) or (d), (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would, pursuant to this clause
         (f), be deducted in determining Excess Cash Flow when made and (iv) Indebtedness referred to in clauses (iii), (iv) and (vii) of
         Section 6.01(a).

                 "Excluded Taxes" means, with respect to the Agents, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Holdings, the Borrower or, prior to the Merger, Acqco hereunder, (a) income, branch profits (or functionally similar Taxes) or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (b) in the case of a Foreign Lender (other than an assignee or new lending office designated pursuant to a request by the Borrower under Section 2.19(b)), any withholding Tax that is (i) imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that (A) such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding Tax pursuant to Section 2.17(a) or
(B) such withholding Tax is attributable to the designation of a Borrower Subsidiary after the date upon which such Foreign Lender becomes a party to this Agreement, or (ii) attributable to such Foreign Lender's failure to comply with Section 2.17(e).

                 "Existing Credit Agreement" means the Mortgage-Backed Credit Agreement, dated as of November 29, 1996, as amended, by and among Holdings, the Borrower and Comerica Bank.

                 "Existing Mortgages" means mortgage notes, and the documentation related thereto, of Holdings, the Borrower and the other Subsidiaries existing on the Effective Date and listed on Schedule 1.01(b).

                 "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the applicable Loan Party.

                 "Financing Transactions" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the Equity Contributions,
(c) the issuance of the Subordinated Notes and (d) the issuance of the 8% PIK Debentures.

                 "Fixed Charges" means, for any period, the sum of
(a) Consolidated Lease Expense for such period, (b) Consolidated Net Cash Interest Expense for such period, (c) scheduled principal payments of Indebtedness made by Holdings, the Borrower, any other Subsidiary or, prior to the Merger, Acqco to any person other than Holdings, or any wholly owned subsidiary of Holdings, during such period and (d) Capital Expenditures for such period (except for expenditures by Holdings and its consolidated subsidiaries during the two-fiscal-year period of Holdings ending January 30, 2000, in an aggregate amount of up to $5,000,000 for the acquisition of new property, plant and equipment that are or would be required to be set forth as Capital Expenditures in a consolidated statement of cash flows for Holdings for such period prepared in accordance with GAAP).

                 "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                 "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                 "GAAP" means generally accepted accounting principles in the United States of America.

                 "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                 "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or
(d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                 "Guarantee Agreements" means the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

                 "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

                 "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                 "Holdings" means General Host Corporation, a New York corporation.

                 "Inactive Subsidiaries" means the subsidiaries of Holdings listed on Schedule 1.01(d).

                 "Indebtedness" of any Person means, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid,
(d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable (other than those remaining unpaid more than 120 days from the date due) incurred in the ordinary course of business), (f) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                 "Indemnified Taxes" means Taxes other than Excluded Taxes.

                 "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

                 "Information Memorandum" means the Confidential Information Memorandum dated December 1997 relating to the Borrower and the Transactions.

                 "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

                 "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December (commencing in 1998), (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                 "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the Borrower may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                 "Investor Agreement" means the letter agreement, dated as of December 24, 1997, among certain of the Investors, Acqco and Holdings with respect to the purchase by such Investors of the 8% PIK Debentures.

                 "Investor Equity Contributions" means common equity contributions made by the Investors to Acqco substantially simultaneously with the purchase by Acqco of Shares pursuant to the Equity Tender Offer in an aggregate amount of $166,000,000 in cash.

                 "Investors" means, collectively, Cypress, any entities Controlled by Cypress and any management investors.

                 "Issuing Bank" means (a) the Primary Issuing Bank and
(b) each other Lender designated by the Borrower from time to time, with the consent of the Administrative Agent (not to be unreasonably withheld) and such Lender, to act as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                 "LC Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the date that is five Business Days prior to the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments.

                 "LC Disbursement" means a payment made by the applicable Issuing Bank pursuant to a Letter of Credit.

                 "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                 "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance permitted under Section 9.04, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                 "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                 "Leverage Ratio" means, on any date, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

                 "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                 "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                 "Loan Documents" means this Agreement, the Letters of Credit, the Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

                 "Loan Parties" means Holdings, the Borrower, the Subsidiary Loan Parties and, prior to the Merger, Acqco.

                 "Loans" means the loans made and to be made by the Lenders to the Borrower pursuant to this Agreement.

                 "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                 "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, properties or financial condition (or, with respect to the initial Borrowing only, prospects) of Holdings, the Borrower and the Subsidiaries (and, prior to the Merger, Acqco) taken as a whole since January 26, 1997, (b) the ability of any Loan Party to perform any of its respective obligations under any Loan Document or (c) the rights of or remedies available to the Lenders under any Loan Document.
                 "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower, the other Subsidiaries and, prior to the Merger, Acqco in an aggregate principal amount exceeding $5,000,000. For purposes of determining the amount of Material Indebtedness at any time, the "principal amount" of the obligations of Acqco, Holdings, the Borrower or any other Subsidiary in respect of any Hedging Agreement at such time shall be the maximum aggregate amount (giving effect to any netting agreements) that Acqco, Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                 "Merger" means the merger, as promptly as practicable following the acceptance of Shares pursuant to the Equity Tender Offer and the acceptance of Senior Notes pursuant to the Debt Tender Offer, of Acqco with and into Holdings, with Holdings as the surviving corporation, pursuant to the Merger Agreement.

                 "Merger Agreement" means the Agreement and Plan of Merger, dated as of November 22, 1997, by and between Holdings and Acqco.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

                 "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned or leased by a Loan Party and identified on Schedule 1.01(a), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

                 "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received,
(ii) in the case of a casualty, insurance proceeds in excess of $1,000,000, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments in excess of $1,000,000, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Borrower, the other Subsidiaries and, prior to the Merger, Acqco to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other insured damage or condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Borrower, the other Subsidiaries and, prior to the Merger, Acqco as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and to pay any related prepayment premiums or penalties and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower, the other Subsidiaries and, prior to the Merger, Acqco, and the amount of any reserves established by Holdings, the Borrower, the other Subsidiaries and, prior to the Merger, Acqco to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower provided that, to the extent and at the time any such unexpended amounts are released from any such reserve, such amounts shall constitute Net Proceeds); provided, however, that, with respect to any sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other insured damage or condemnation or similar proceeding), if the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of such sale, transfer or other disposition setting forth the Borrower's intent to use the proceeds of such sale, transfer or other disposition to replace or repair the assets that are the subject of such sale, transfer or other disposition with other assets to be used in the same line of business within 360 days of receipt of such proceeds and no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 360-day period, at which time such proceeds shall be deemed Net Proceeds.

                 "Net Working Capital" means, at any date, (a) the consolidated current assets of Holdings and its consolidated subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of Holdings and its consolidated subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                 "Obligations" has the meaning assigned to such term in
(a) the Security Agreement, (b) the Pledge Agreement and (c) the Guarantee Agreements.

                 "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                 "Parent Guarantee Agreement" means the Parent Guarantee Agreement, substantially in the form of Exhibit D, made by Acqco and Holdings in favor of the Administrative Agent for the benefit of the Secured Parties.

                 "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                 "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Collateral Agent.

                 "Permitted Encumbrances" means:

                 (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

                 (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                 (d) Liens incurred or deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                 (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                 (f) easements, zoning restrictions, minor defects or irregularities in title, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings or any Subsidiary; and

                 (g) leases or subleases granted to others not interfering in any material respect with the business of Holdings or any of the Subsidiaries;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                 "Permitted Investments" means:

                 (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United

         States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                 (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                 (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000;

                 (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                 (e) investments in money market funds, provided that substantially all of the assets of such money market funds comprise securities described in clauses (a), (b), (c) and (d) above.

                 "Permitted Subordinated Refinancing Debt" means Indebtedness of Holdings or the Borrower that (a) is issued in exchange for all of, or the net proceeds of which are used to refinance, replace, defease or refund in whole and not in part, the Subordinated Notes or other subordinated Indebtedness issued in accordance with Section 6.01(a)(x) and (b) is subordinated to the Obligations, provided that (i) the principal amount of such Permitted Subordinated Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Notes or other subordinated Indebtedness, as applicable, so refinanced, replaced, defeased or refunded, plus the amount of premiums, prepayment penalties and other amounts required to be paid in connection therewith and the reasonable and customary fees and expenses incurred in connection therewith, (ii) no material terms applicable to such Permitted Subordinated Refinancing Debt (including the subordination provisions thereof) are materially less favorable to the Borrower or the Lenders than the terms that are applicable under the Subordinated Notes Indenture or the instrument giving rise to such other subordinated Indebtedness, as applicable, prior to such refinancing,
(iii) the timing and amounts of principal repayments (including any sinking fund therefor) on such Permitted Subordinated Refinancing Debt are no sooner and no greater, respectively, than the timing and amounts of principal repayments under the Subordinated Notes or other subordinated Indebtedness, as applicable, being refinanced, (iv) such Permitted Subordinated Refinancing Debt is Indebtedness of the Borrower, (v) such Permitted Subordinated Refinancing Debt is unsecured, (vi) any Guarantees by the guarantors of such Permitted Subordinated Refinancing Debt are no more favorable to the refinancing lenders than any Guarantees of the Subordinated Notes or other subordinated Indebtedness, as applicable, and (vii) such Permitted Subordinated Refinancing Debt accrues interest at a rate determined in good faith by the Board of Directors of Holdings to be a market rate of interest for such Permitted Subordinated Refinancing Debt at the time of issuance thereof.

                 "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                 "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                 "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit G, among the Borrower, the other Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

                 "Prepayment Event" means:

                 (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of Acqco, Holdings, the Borrower or any Subsidiary, other than sales, transfers or other dispositions described in clauses (a), (b) and (c) of Section 6.05;

                 (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Acqco, Holdings, the Borrower or any Subsidiary;

                 (c) the issuance by Acqco, Holdings, the Borrower or any other Subsidiary of any equity securities, or the receipt by Acqco, Holdings, the Borrower or any other Subsidiary of any capital contribution, other than (i) any such issuance of equity securities to, or receipt of any such capital contribution from, Acqco, Holdings, the Borrower or any other Subsidiary, (ii) the Investor Equity Contributions and (iii) the issuance of equity securities as a result of (A) the exercise of anti-dilution rights pursuant to
         Section 6.14 of the Merger Agreement, (B) the exercise of stock options and (C) the conversion of any of the Convertible Subordinated Notes; or

                 (d) the incurrence by Acqco, Holdings, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by
         Section 6.01(a).

                 "Primary Issuing Bank" means (a) The Chase Manhattan Bank, in its capacity as an issuer of Letters of Credit hereunder, and (b) its successors in such capacity as provided in Section 2.05(i).

                 "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate (not necessarily the lowest rate offered to customers) in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                 "Redemption Completion Date" means the date that is 120 days after the Effective Date.

                 "Register" has the meaning set forth in Section 9.04.

                 "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Reinvestment Assets" means assets that are employed in the business of Holdings and the Subsidiaries and purchased pursuant to the proviso to the definition of the term "Net Proceeds".

                 "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.
                 "Release" has the meaning set forth in Section 101(22) of CERCLA.

                 "Required Lenders" means, at any time, both (a) a minimum of three Lenders (or any lesser number of Lenders that comprises all the Lenders) and (b) Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

                 "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of Acqco, Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of
(a) any such shares of capital stock of Acqco, Holdings, the Borrower or any Subsidiary or (b) any option, warrant or other right to acquire any such shares of capital stock of Acqco, Holdings, the Borrower or any Subsidiary.

                 "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments.

                 "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.19 or
9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $110,000,000.

                 "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                 "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

                 "Revolving Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

                 "Revolving Maturity Date" means December 24, 2003.

                 "S&P" means Standard & Poor's Ratings Service.

                 "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

                 "Security Agreement" means the Security Agreement, substantially in the form of Exhibit H, among the Borrower, Acqco, Holdings, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                 "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or
5.13 to secure any of the Obligations.

                 "Senior Leverage Ratio" means, on any date, the ratio of
(a) Total Senior Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

                 "Senior Notes" means the 11-1/2% Senior Notes due 2002 of Holdings issued under the Senior Notes Indenture.

                 "Senior Notes Indenture" means the Indenture dated as of February 28, 1992, by and among Holdings, as issuer, the guarantors party thereto and Bankers Trust Company, as Trustee, governing the Senior Notes.

                 "Shares" means shares of common stock of Holdings.

                 "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D or any successor regulation or law. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                 "Subordinated Notes" means senior unsecured subordinated notes of the Borrower to be issued by the Borrower in a public offering or in a Rule 144A or other private placement, which notes shall (a) be in an aggregate principal amount of not less than $100,000,000 and not more than $125,000,000, (b) be subject to subordination provisions that, in the reasonable judgment of the Administrative Agent, are market subordination provisions at the time of issuance of the Subordinated Notes (and any Guarantees by the guarantors of the Subordinated Notes shall be subject to subordination provisions that, in the reasonable judgment of the Administrative Agent, are market subordination provisions at the time of issuance of such Guarantees), (c) be subject to no covenant more restrictive in any material respect than those contained herein, (d) mature no earlier than December 24, 2005, (e) accrue interest at a rate determined in good faith by the Board of Directors of Holdings to be a market rate of interest for the Subordinated Notes at the time of issuance thereof and (f) be reasonably satisfactory in all other respects to the Administrative Agent.

                 "Subordinated Notes Indenture" means the indenture governing the Subordinated Notes.

                 "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent and one or more subsidiaries of the parent.

                 "Subsidiary" means any subsidiary of Holdings.

                 "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee Agreement, substantially in the form of Exhibit E, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

                 "Subsidiary Loan Party" means any Subsidiary that is not a Foreign Subsidiary or an Inactive Subsidiary.

                 "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                 "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

                 "Swingline Loan" means a Loan made pursuant to Section 2.04.

                 "Syndication Agent" means The Chase Manhattan Bank, in its capacity as syndication agent for the Lenders hereunder.

                 "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                 "Tender Offer Materials" means the Equity Tender Offer Materials and the Debt Tender Offer Materials.

                 "Tender Offers" means the Equity Tender Offer and the Debt Tender Offer.

                 "Term Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the date of termination of the Term Commitments and (b) the Redemption Completion Date.
                 "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.19 or 9.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $85,000,000.

                 "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

                 "Term Loan" means a Loan made pursuant to clause (a) of
Section 2.01.

                 "Term Loan Closing Date" means each date on which Term Loans are made.

                 "Term Maturity Date" means December 24, 2004.

                 "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately
10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                 "Total Senior Debt" means, as of any date of determination,
(a) the sum of (i) the average daily aggregate principal amount of Revolving Loans outstanding during the immediately preceding four fiscal quarters of Holdings, (ii) the aggregate principal amount of Swingline Loans outstanding as of such date, (iii) the aggregate principal amount of any unreimbursed LC Disbursements as of such date, (iv) the aggregate principal amount of Term Loans outstanding as of such date, (v) the aggregate principal amount of any Capital Lease Obligations of Holdings and the Subsidiaries outstanding as of such date and (vi) the aggregate principal amount of any Existing Mortgages outstanding as of such date, minus (b) the sum of (i) the amount of cash recorded on a consolidated balance sheet of Holdings, prepared in accordance with GAAP, as of such date and (ii) the aggregate amount of Permitted Investments, determined in accordance with GAAP, as of such date.

                 "Total Debt" means, as of any date of determination, without duplication, the sum of (a) the aggregate principal amount of Indebtedness of Holdings and the Subsidiaries outstanding as of such date, net of cash and Permitted Investments, all determined, where applicable, on a consolidated basis in accordance with GAAP (other than Revolving Loans, the 8% PIK Debentures and Indebtedness of the type referred to in clause (i) of the definition of the term "Indebtedness", except to the extent such Indebtedness is required to be recorded on the consolidated balance sheet of Holdings and its subsidiaries in accordance with GAAP) and (b) the average daily aggregate principal amount of Revolving Loans outstanding during the immediately preceding four fiscal quarters of Holdings.

                 "Transaction Costs" means any amounts paid or payable by Acqco, Holdings or the Borrower in connection with financing fees, investment banking and consulting fees and legal and accounting and other similar fees incurred in connection with the Transactions.

                 "Transactions" means the Acquisition, the Debt Tender Offer, the redemption of the Senior Notes and the Convertible Subordinated Notes and the Financing Transactions.

                 "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                 "Untendered Shares" means any outstanding Shares not acquired by Acqco in the Equity Tender Offer.

                 "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                 SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                 SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                 SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                  ARTICLE II
                                  The Credits
                                  -----------

                 SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make Term Loans to the Borrower from time to time during the Term Availability Period in an aggregate principal amount not exceeding its Term Commitment, provided that the Borrower shall not be permitted to make more than $85,000,000 in Term Borrowings, and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

                 SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                 (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Notwithstanding anything to the contrary contained herein, all Borrowings made on the Effective Date shall be ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amount payable under Section 2.15 or 2.17 in respect of costs arising as a result of such exercise.

                 (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.

                 (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Maturity Date, as applicable.

                 SECTION 2.03.  Requests for Borrowings.   To request a
Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent c/o The Loan and Agency Services Group of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                    (i) whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing;

                    (ii)  the aggregate amount of such Borrowing;

                   (iii) the date of such Borrowing, which shall be a Business Day;

                    (iv) subject to the second sentence of Section 2.02(b), whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                    (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                    (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                 SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                 (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                 (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any

Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                 SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the LC Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                 (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit.
A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

                 (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

                 (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                 (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                 (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect (unless the applicable Issuing Bank has actual knowledge of such forgery or fraud), (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder, except to the extent that the applicable Issuing Bank's payment under any Letter of Credit constituted gross negligence or wilful misconduct of such Issuing Bank. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                 (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

                 (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

                 (i) Replacement of the Primary Issuing Bank. The Primary Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Primary Issuing Bank and the successor Primary Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Primary Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Primary Issuing Bank pursuant to
Section 2.12(b).  From and after the effective date of any such replacement,
(i) the successor Primary Issuing Bank shall have all the rights and obligations of the Primary Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Primary Issuing Bank" shall be deemed to refer to such successor or to any previous Primary Issuing Bank, or to such successor and all previous Primary Issuing Banks, as the context shall require. After the replacement of a Primary Issuing Bank hereunder, the replaced Primary Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                 (j) Resignation of Issuing Banks. Any Issuing Bank (other than the Primary Issuing Bank) may resign at any time upon not less than 30 days= prior written notice to the Borrower and the Administrative Agent. At the time any such resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning Issuing Bank pursuant to Section 2.12(b). After the resignation of an Issuing Bank hereunder, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.

                 (k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or
(i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                 SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

                 (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate or, if the Federal Funds Effective Rate cannot be determined, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. In the event that the applicable Lender has not made its share of the applicable Borrowing available within three Business Days, the Borrower shall pay such amount to the Administrative Agent, together with interest from the date of such Borrowing at the rate applicable to the Loans so made available. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                 SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                 (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                 (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

                    (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                    (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                   (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                    (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                 (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                 (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                 SECTION 2.08.  Termination and Reduction of Commitments.
(a) Unless previously terminated, the Term Commitments shall terminate at 5:00 p.m., New York City time, on the date that is the last day of the Term Availability Period. Prior to the termination thereof in full, the Term Commitments shall be automatically and permanently reduced at 5:00 p.m., New York City time, on each Term Loan Closing Date, by an aggregate principal amount equal to the aggregate principal amount of the Term Loans made on such date. Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

                 (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitment, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with
Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

                 (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                 SECTION 2.09.  Repayment of Loans; Evidence of Debt.
(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date,
(ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in
Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made, provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                 (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                 (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                 (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                 (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                 SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                 Date                              Amount
                 ----                              ------
                 May 23, 1999                      $1,875,000
                 August 15, 1999                   $1,875,000
                 November 7, 1999                  $1,875,000
                 January 30, 2000                  $1,875,000
                 May 21, 2000                      $2,250,000
                 August 13, 2000                   $2,250,000
                 November 5, 2000                  $2,250,000
                 January 28, 2001                  $2,250,000
                 May 20, 2001                      $2,750,000
                 August 12, 2001                   $2,750,000
                 November 4, 2001                  $2,750,000
                 January 27, 2002                  $2,750,000
                 May 19, 2002                      $3,125,000
                 August 11, 2002                   $3,125,000
                 November 3, 2002                  $3,125,000
                 January 26, 2003                  $3,125,000
                 May 18, 2003                      $4,375,000
                 August 10, 2003                   $4,375,000
                 November 2, 2003                  $4,375,000
                 January 25, 2004                  $4,375,000
                 May 16, 2004                      $6,875,000
                 August 8, 2004                    $6,875,000
                 October 31, 2004                  $6,875,000
                 December 24, 2004                 $6,875,000

                 (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

                 (c) If the initial aggregate amount of the Lenders' Term Commitments exceeds the aggregate principal amount of Term Loans that are made during the Term Availability Period, then the scheduled repayments of Term Borrowings to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably.

                 (d) Prior to any repayment of any Term Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

                 SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                 (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower, any other Subsidiary or, prior to the consummation of the Merger, Acqco in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds.

                 (c) Following the end of each fiscal year of Holdings, commencing with the fiscal year ending January 31, 1999, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 75% of Excess Cash Flow for such fiscal year, provided that such percentage shall be reduced from 75% to 50% with respect to the mandatory prepayment under this paragraph (c) in respect of any fiscal year ending on or after January 28, 2001, if the Senior Leverage Ratio on the Applicable Rate Determination Date next following the end of such fiscal year is less than 1.50 to 1.00. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

                 (d) In the event that Subordinated Notes are issued prior to the 8% PIK Debentures Issuance Date, the Borrower shall, immediately after the Net Proceeds of such Subordinated Notes are received, prepay Term Borrowings in an amount equal to the difference between (i) the aggregate amount of such Net Proceeds and (ii) the amount of such Net Proceeds that will be used to redeem (A) Senior Notes that remain outstanding following the consummation of the Debt Tender Offer and (B) Convertible Subordinated Notes. In the event that Subordinated Notes are issued on or after the 8% PIK Debentures Issuance Date, the Borrower shall, immediately after the Net Proceeds of such Subordinated Notes are received, prepay Term Borrowings in an amount equal to the difference between (i) the aggregate amount of such net cash proceeds and (ii) the amount of such Net Proceeds that are used by the Borrower to make a dividend to Holdings and applied by Holdings to redeem 8% PIK Debentures as contemplated by Section 6.08.

                 (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

                 (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                 (g) The Borrower shall repay or prepay Revolving Borrowings and shall refrain from making additional Revolving Borrowings to the extent necessary in order that there shall be a period of at least 30 consecutive days in each fiscal year of Holdings during which no Revolving Borrowings shall be outstanding.

                 SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitments of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitments terminate. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

                 (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue (A) in the case of standby Letters of Credit, at the same Applicable Rate as is used to determine the rate of interest on Eurodollar Revolving Loans and (B) in the case of trade Letters of Credit, at 60% of such Applicable Rate, in each case on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank, a fronting fee, which shall accrue at the rate of 3 of 1% per annum (or such other rate as shall be agreed upon in writing by the Borrower and such Issuing Bank) on the average daily amount of the portion of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank, in each case during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last Business Day of

March, June, September and December of each year shall be payable on such day, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand by such Issuing Bank. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                 (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.

                 (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to such Issuing Bank) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                 SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate, except that each Swingline Loan shall bear interest at the Alternate Base Rate plus 1.25%.

                 (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                 (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

                 (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that
(i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                 (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                 SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                 (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                 (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                 SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

                 (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                 (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                 (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                 (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                 (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank or Administrative Agent, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                 SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the LIBO Rate at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, provided that the Borrower shall not be required to pay to a Lender any amount under this Section for any loss, cost or expense attributable to an event which occurred more than 180 days prior to the date the Borrower receives such certificate from such Lender.

                 SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                 (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                 (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

                 (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                 (e) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                 (i) deliver to the Borrower and the Administrative Agent
         (A) two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                 (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                 (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a participant pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a participant such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                 SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent c/o The Loan and Agency Services Group at its offices at One Chase Manhattan Plaza, 8th Floor, New York, New York, 10081, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16,
2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                 (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                 (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                 (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Banks with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                 (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                 SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.17, then such Lender shall use reasonable efforts but shall be under no obligation either to designate a different lending office for funding or booking its Loans hereunder to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                 (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) at the time of such assignment, no Default has occurred and is continuing. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III
                        Representations and Warranties
                        ------------------------------

                 Each of Holdings, the Borrower and, prior to the Merger, Acqco represents and warrants to the Lenders that:

                 SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower, the Subsidiaries (other than any Inactive Subsidiaries) and, prior to the Merger, Acqco is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                 SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action (other than any action by the stockholders of Holdings to approve the Merger). This Agreement has been duly executed and delivered by each of Acqco, Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Acqco, Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing.

                 SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except
(i) such as have been obtained or made and are in full force and effect,
(ii) filings necessary to perfect Liens created under the Loan Documents,
(iii) the filing of the certificates of merger necessary to accomplish the Merger with, and their acceptance by, the Department of State of the State of New York and any necessary approval of the Merger by the stockholders of Holdings, in each case pursuant to the Business Corporation Law of the State of New York, (iv) filings and other actions required pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations thereunder in connection with the Merger and any necessary approval thereof by the stockholders of Holdings, (v) filings with the New York Stock Exchange in connection with the Merger, (vi) filings and other actions required pursuant to state securities or blue sky laws in connection with the Merger and (vii) filings in connection with the issuance of the Subordinated Notes, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Acqco, Holdings, the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Acqco, Holdings, the Borrower or any of the Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by Acqco, Holdings, the Borrower or any of the Subsidiaries except for defaults under the Existing Mortgages and rights to require repayment under the Convertible Subordinated Notes, in each case arising from the Transactions, and (d) will not result in the creation or imposition of any Lien on any asset of Acqco, Holdings, the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

                 SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Each of Holdings and the Borrower has heretofore furnished to the Lenders its consolidated balance sheets and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended January 26, 1997, reported on by Price Waterhouse, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended November 2, 1997, certified by its Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of each of (A) Holdings and the consolidated Subsidiaries and (B) the Borrower and the consolidated Borrower Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                 (b) Holdings has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of February 1, 1998, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma estimated consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Acqco, Holdings and the Borrower to be reasonable) and (ii) presents fairly, in all material respects, the pro forma financial position of Holdings and its consolidated subsidiaries as of the Effective Date as if the Transactions had occurred on such date.

                 (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of Acqco, Holdings, the Borrower or the Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

                 (d) Since January 26, 1997, there has been no material adverse change in the business, assets, operations, properties or financial condition or, as of the Effective Date only, prospects of Holdings, the Borrower and the Subsidiaries (and, prior to the Merger, Acqco), taken as a whole.

                 SECTION 3.05. Properties. (a) Each of Holdings, the Borrower and the Subsidiaries (other than any Inactive Subsidiaries) has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except as could not reasonably be expected to have a Material Adverse Effect.

                 (b) Each of Holdings, the Borrower and the Subsidiaries (other than any Inactive Subsidiaries) owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                 (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, the Borrower or any of the Subsidiaries (other than any Inactive Subsidiaries) as of the Effective Date after giving effect to the Transactions.

                 (d) As of the Effective Date, none of Holdings, the Borrower or any of the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein except such rights or options that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                 SECTION 3.06.  Litigation and Environmental Matters.
(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Acqco, Holdings or the Borrower, threatened against or affecting Acqco, Holdings, the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that could reasonably be expected to have a Material Adverse Effect on the rights and remedies of the Lenders under the Loan Documents or the consummation of the Transactions.

                 (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Acqco, Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject, to the Borrower's knowledge, to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis that could reasonably be expected to result in any Environmental Liability.

                 (c) Since the date of this Agreement, to the Borrower's knowledge, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                 SECTION 3.07. Compliance with Laws and Agreements. Each of Acqco, Holdings, the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except for defaults under the Existing Mortgages arising from the Transactions and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                 SECTION 3.08. Investment and Holding Company Status. None of Acqco, Holdings, the Borrower or any of the Subsidiaries (except for the Inactive Subsidiaries) is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                 SECTION 3.09. Taxes. Each of Acqco, Holdings, the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all

Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Acqco, Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                 SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

                 SECTION 3.11.  Disclosure.   (a)  There is no fact known to
Acqco, Holdings or the Borrower that could reasonably be expected to result in a Material Adverse Effect that has not been disclosed herein or in any document, certificate or agreement furnished to the Lenders in connection with the Transactions. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Investor or Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished prior to the time when this representation is being made or deemed made) other than projected financial information, taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

                 SECTION 3.12. Subsidiaries. As of the Effective Date, Holdings does not have any subsidiaries other than the subsidiaries listed on
Schedule 3.12. Schedule 3.12 sets forth the name of, and the direct or indirect ownership interest of Holdings in, each Subsidiary listed thereon and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date. Each Subsidiary identified on Schedule 1.01(d) as an Inactive Subsidiary (a) owns assets having a fair market value not in excess of $1,000,000 in the aggregate (excluding (i) assets that are recognized on its balance sheet in accordance with Financial Accounting Standards Boards Statement Number 87 and that relate to the overfunded status of the Cudahy Company Hourly Employees Pension Plan and (ii) the intercompany accounts listed on Schedule 6.01) and (b) does not generate annual revenues in excess of $500,000.

                 SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Acqco, Holdings, the Borrower and the Subsidiaries as of the Effective Date.

                 SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Acqco, Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Acqco, Holdings or the Borrower, threatened, except those that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. None of Holdings, the Borrower or any of the Subsidiaries (or, prior to the Merger, Acqco) is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Acqco, Holdings, the Borrower or any Subsidiary is bound other than collective bargaining agreements that, individually and in the aggregate, are not material to Holdings, the Borrower and the other Subsidiaries taken as a whole.

                 SECTION 3.15. Solvency. With respect to each of (a) the time that is immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans and (b) the time that is immediately after the consummation of the Merger and immediately following the making of each Loan made substantially simultaneously with the consummation of the Merger and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of Holdings and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities of Holdings and the Subsidiaries on a consolidated basis, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of Holdings and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the debts and other liabilities of Holdings and the Subsidiaries on a consolidated basis, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings and the Subsidiaries on a consolidated basis will be able to pay the debts and liabilities of Holdings and the Subsidiaries on a consolidated basis, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and
(iv) Holdings and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

                 SECTION 3.16. Security Documents. (a) When executed and delivered, the Pledge Agreement will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

                 (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to each of the Perfection Certificates, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than with respect to Liens expressly permitted by
Section 6.02.

                 (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

                 (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.16(d), the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

                 SECTION 3.17. Federal Reserve Regulations. (a) None of Holdings, the Borrower, any of the Borrower Subsidiaries or, prior to the Merger, Acqco is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                 (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

                 SECTION 3.18. Merger. (a) The Merger Agreement has been duly authorized, executed and delivered by each of Acqco and Holdings and constitutes a legal, valid and binding obligation of each such corporation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing. A true, correct and complete copy of the Merger Agreement has been furnished to the Administrative Agent.

                 (b) As of the Effective Date, each of the representations and warranties made by Acqco and Holdings in the Merger Agreement is true and correct in all material respects.


                 SECTION 3.19. Capitalization of Holdings. As of the date of this Agreement, the authorized capital stock of Holdings consists of 100,000,000 shares of common stock, par value $1.00 per share, of which 29,122,777 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are outstanding. All such outstanding shares of stock are fully paid and nonassessable.

                                  ARTICLE IV
                                  Conditions
                                  ----------

                 SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                 (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                 (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Holdings and the Borrower prior to the Merger, substantially in the form of Exhibit B-1, (ii) Simpson Thacher & Bartlett, special New York counsel for, prior to the Merger, Acqco and, immediately following the consummation of the Merger, Holdings and the Borrower, substantially in the form of Exhibit B-2, (iii) J. Theodore Everingham, General Counsel of Holdings, substantially in the form of Exhibit B-3, and (iv) Amster, Rothstein & Ebenstein, special counsel for Holdings and the Borrower, substantially in the form of Exhibit B-4, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Acqco, Holdings and the Borrower hereby request such counsel to deliver such opinions to the Administrative Agent or its counsel.

                 (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                 (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.02.

                 (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                 (f) The Administrative Agent shall have received counterparts of the Pledge Agreement signed on behalf of Acqco, Holdings, the Borrower and each Subsidiary Loan Party thereto, together with stock certificates representing all the outstanding shares of capital stock of the Borrower and each Subsidiary (except any Inactive Subsidiary) owned by or on behalf of any Loan Party as of the Effective Date after giving effect to the Transactions (except that stock certificates representing shares of common stock of a Foreign Subsidiary may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Loan Party by the Borrower or any Subsidiary as of the Effective Date after giving effect to the Transactions and undated stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes.

                 (g) The Administrative Agent shall have received counterparts of the Security Agreement signed on behalf of Acqco, Holdings, the Borrower and each Subsidiary Loan Party, together with the following:

                             (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law, or reasonably requested by the Administrative Agent, to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

                            (ii) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of each of Holdings and the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial

                 Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

                 (h) The Administrative Agent shall have received (i) counterparts of the Parent Guarantee Agreement signed on behalf of Acqco and Holdings, (ii) counterparts of the Subsidiary Guarantee Agreement signed on behalf of each subsidiary of the Borrower that is not a Foreign Subsidiary or an Inactive Subsidiary and (iii) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of the Borrower and each Subsidiary Loan Party.

                 (i) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect.

                 (j) All material conditions to the purchase of Shares in the Equity Tender Offer shall have been satisfied without giving effect to any waiver or amendment thereof not approved by the Administrative Agent, and Acqco shall have accepted for payment pursuant to the Equity Tender Offer a number of Shares that, on a fully diluted basis (without giving effect to any potential dilution that could result from the exercise, after the consummation of the Equity Tender Offer, of conversion rights by any holder of the Convertible Subordinated Notes), shall be sufficient to enable Acqco to effect stockholder approval of the Merger under applicable law and the charter and by-laws of Holdings without the vote of any other shareholder.

                 (k) Substantially simultaneously with the consummation of the Equity Tender Offer, (i) Holdings's existing board of directors shall have taken all steps necessary to cause persons designated by Cypress to constitute a majority of Holdings's board of directors and
         (ii) Joseph R. Baczko shall have assumed management responsibilities with respect to Holdings and the Borrower.

                 (l) All material conditions to the purchase of the Senior Notes in the Debt Tender Offer shall have been satisfied without giving effect to any waiver or amendment thereof not approved by the Administrative Agent. Holdings shall have repurchased not less than a majority in principal amount of the Senior Notes in accordance with the Debt Tender Offer Materials. The Supplemental Indenture dated as of December [17], 1997, to the Senior Notes Indenture, in the form previously approved by the Administrative Agent, shall have been executed and delivered and be in full force and effect.

                 (m) The consummation of the Tender Offers and the other transactions contemplated hereby shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any agreement of Acqco, Holdings, the Borrower or any of Holdings's other Subsidiaries that will be in effect following the consummation of the Acquisition

         (except for (A) defaults and other rights to require repayment under certain Existing Mortgages identified on Schedule 1.01(b) and
         (B) other defaults and rights to require prepayment that in the aggregate would not result, in the reasonable judgment of the Agents, in a material adverse change in the business, assets, operations, properties, financial condition or prospects of Holdings, the Borrower, Holdings's other subsidiaries and, prior to the Merger, Acqco, taken as a whole).

                 (n) The Administrative Agent shall be reasonably satisfied that the Transaction Costs shall not exceed $22,700,000.

                 (o) The Investors and Acqco shall have made the Equity Contributions.

                 (p) All loans outstanding, interest thereon and other amounts due and payable under the Existing Credit Agreement and under each other agreement related thereto shall have been repaid in full, and the Administrative Agent shall have received duly executed documentation, in form and substance satisfactory to it, evidencing or necessary for (i) the termination of the Existing Credit Agreement and (ii) the cancellation of all related agreements, guarantees and security interests granted by Holdings, the Borrower, its subsidiaries or any other person in connection therewith and the discharge of all obligations or interests thereunder.

                 (q) Prior to the Effective Date, Cypress and its Affiliates and the Borrower shall have used commercially reasonable efforts to obtain waivers of any defaults under the Existing Mortgages and the Capital Leases, or to cause each of the promissory notes and other operative documents relating to each of the Existing Mortgages and the Capital Leases to be amended in a manner reasonably satisfactory to the Administrative Agent, which waivers or amendments shall, among other things, (i) waive the "change of control" provisions thereof with respect to the Acquisition and (ii) make such other changes as shall be necessary so that, after giving effect thereto and to the consummation of the other Transactions, no default, event of default or other right to require prepayment would exist thereunder (except for defaults, events of default and other rights to require prepayment that in the aggregate would not result, in the reasonable judgment of the Agents, in a material adverse change in the business, assets, operations, properties, financial condition or prospects of Holdings, the Borrower, Holdings's other Subsidiaries and, prior to the Merger, Acqco, taken as a whole). In the event that such waivers or amendments are not obtained with respect to any Capital Lease, such Capital Lease shall have been terminated prior to the Effective Date except as otherwise agreed upon by the Administrative Agent.

                 (r) After giving effect to the Transactions and the other transactions contemplated hereby to take place on or prior to the Effective Date, on the Effective Date, Holdings and the Subsidiaries shall have outstanding no indebtedness or preferred stock other than
         (i) the Loans and other extensions of credit hereunder, (ii) any Senior Notes not repurchased in the Debt Tender Offer, (iii) the Convertible Subordinated Notes and (iv) any Existing Mortgages that are not prepaid on or prior to the Effective Date and Capital Leases that, in accordance with paragraph (q) above, will remain outstanding following the Effective Date.

                 (s) The Administrative Agent shall have received a pro forma consolidated balance sheet of Holdings required by
         Section 3.04(b), which balance sheet shall not be materially inconsistent with the forecasts previously provided to the Administrative Agent.

                 (t) The Administrative Agent shall have received a certificate, in form and substance satisfactory to the Administrative Agent, from a Financial Officer of Holdings as to the solvency of Holdings and the Subsidiaries on a consolidated basis after giving effect to the Transactions and the consummation of the other transactions contemplated hereby.

                 (u) There shall be no action by any Governmental Authority, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

                 (v) The Administrative Agent shall have received counterparts of the Investor Agreement signed on behalf of each of the Investors party thereto.

                 (w) The Administrative Agent shall have received a Borrowing Request executed by the Borrower.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on January 31, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                 SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                 (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties, shall, to such extent, be true and correct in all material respects as of such earlier date.

                 (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings, the Borrower and, prior to the Merger, Acqco on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE V
                             Affirmative Covenants
                             ---------------------

                 Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower and, prior to the Merger, Acqco covenants and agrees with the Lenders that:

                 SECTION 5.01. Financial Statements and Other Information. Each of Holdings and the Borrower will furnish to the Administrative Agent and each Lender:

                 (a) within 90 days after the end of each fiscal year of each of Holdings and the Borrower, its audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and (other than with respect to cash flows) for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Price Waterhouse LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of (i) Holdings and its consolidated subsidiaries and (ii) the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as noted therein);

                 (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each of Holdings and the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and (other than with respect to cash flows) for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of (i) Holdings and its consolidated subsidiaries and (ii) the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as noted therein), subject to normal year-end audit adjustments and the absence of footnotes;

                 (c) within 30 days after the end of each four-week fiscal period of Holdings and the Borrower that is not the end of a fiscal quarter of Holdings and the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal period and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of (i) Holdings and its consolidated subsidiaries and (ii) the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as noted therein), subject to normal year-end audit adjustments and the absence of footnotes;

                 (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of each of Holdings and the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13, 6.14, 6.15 and 6.16 and
         (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings's and the Borrower's most-recently delivered audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                 (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                 (f) no later than 60 days after the end of each fiscal year of Holdings (commencing with the fiscal year of Holdings ending in January 2000), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and for each fiscal quarter of such fiscal year);

                 (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be; and

                 (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                 SECTION 5.02. Notices of Material Events. The Borrower, as soon as practicable after a Financial Officer or other executive officer of the Borrower, Holdings or Acqco knows or reasonably should know thereof, will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                 (a)  the occurrence of any Default;

                 (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Affiliate thereof or, prior to the Merger, Acqco that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                 (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower, the other Subsidiaries and, prior to the Merger, Acqco in an aggregate amount exceeding $5,000,000; and

                 (d) any other development that results in, or could (either in the reasonable judgment of the Borrower or in the reasonable judgment of the Person delivering such certificate) be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                 SECTION 5.03. Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change (a) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (b) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (c) in any Loan Party's identity or corporate structure or (d) in any Loan Party's Federal Taxpayer Identification Number. Holdings, the Borrower and, prior to the Merger, Acqco agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings, the Borrower and, prior to the Merger, Acqco also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                 SECTION 5.04. Existence; Conduct of Business. Each of Holdings, the Borrower and, prior to the Merger, Acqco will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                 SECTION 5.05. Payment of Obligations. Each of Holdings, the Borrower and, prior to the Merger, Acqco will, and will cause each of the Subsidiaries to, pay its Material Indebtedness and Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings,

(b) Holdings, the Borrower, Acqco or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to pay could not reasonably be expected to have a Material Adverse Effect.

                 SECTION 5.06. Maintenance of Properties. Each of Holdings, the Borrower and, prior to the Merger, Acqco will, and will cause each of the Subsidiaries (other than the Inactive Subsidiaries) to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 SECTION 5.07. Insurance. Holdings will, and will cause each of the Subsidiaries to, at all times maintain in full force and effect insurance on all the property in at least such amounts and against at least such risks insured against in the same general area by companies engaged in the same or a similar business and such other insurance as may be required by law, provided that any self-insurance maintained by Holdings and the Subsidiaries pursuant to this Section 5.07 shall not exceed $6,000,000 in the aggregate. Holdings will, and will cause each Subsidiary to, furnish to the Administrative Agent, upon written request of the Administrative Agent, a summary of the insurance carried together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee.

                 SECTION 5.08. Casualty and Condemnation. (a) Holdings, the Borrower and, prior to the Merger, Acqco will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral having a fair market value of $1,000,000 or more, or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                 (b) If any event described in paragraph (a) of this Section results in Net Proceeds, the Administrative Agent is authorized to collect such Net Proceeds and, if received by Holdings, the Borrower, any Subsidiary or, prior to the Merger, Acqco, such Net Proceeds shall be paid over to the Administrative Agent, provided that (i) if the aggregate Net Proceeds in respect of such event (other than proceeds of business interruption insurance) are less than $1,000,000, such Net Proceeds shall be paid over to the Borrower unless a Default has occurred and is continuing, and (ii) all proceeds of business interruption insurance shall be paid over to the Borrower unless a Default has occurred and is continuing. All such Net Proceeds retained by or paid over to the Administrative Agent shall be held by the Administrative Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of the applicable Security Document, subject to the provisions of the applicable Security Document regarding application of such Net Proceeds during a Default.

                 (c) If any Net Proceeds retained by or paid over to the Administrative Agent as provided above continue to be held by the Administrative Agent on the date that is 180 days after the receipt of such Net Proceeds, then such Net Proceeds shall be applied to prepay Term Borrowings as provided in Section 2.11(b).

                 SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each of the

Subsidiaries (except for Inactive Subsidiaries) to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                 SECTION 5.10. Compliance with Laws. Each of Holdings and the Borrower and, prior to the Merger, Acqco will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                 SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans will be used by the Borrower, together with (a) the proceeds of Revolving Loans in an aggregate principal amount equal to the sum of (i) $45,400,000 and (ii) the amount of cash recorded on a consolidated balance sheet of Holdings as of the Effective Date prepared in accordance with GAAP and (b) a portion of the Acqco Equity Contribution, solely (A) to pay (or make a dividend to Holdings to enable Holdings to pay) any amounts in excess of the Cash Merger Consideration to be paid in connection with the exercise by the holders of the Untendered Shares, if any, of their appraisal rights following the Merger, to pay cash in the Merger in an aggregate amount not in excess of the product of the Cash Merger Consideration times the aggregate number of Shares issued after November 22, 1997, in respect of option exercises and Convertible Subordinated Note conversions (net of any proceeds from option exercises) and to make any cash payments due to each holder of an option or common-stock-equivalent of Holdings upon the exercise of such option or common-stock-equivalent (it being understood that no portion of the Loans will be used to purchase Shares in the Equity Tender Offer), (B) to repay, repurchase or redeem (or make a dividend to Holdings to enable Holdings to repay, repurchase or redeem) existing Indebtedness of Holdings and the Subsidiaries, including (i) the Senior Notes accepted pursuant to the Debt Tender Offer or otherwise repurchased or redeemed,
(ii) all of Holdings's outstanding Convertible Subordinated Notes and
(iii) Indebtedness owed under the Existing Mortgages (provided that (x) no more than $55,000,000 in borrowings under the Term Loans shall be used to repay, repurchase or redeem the Senior Notes and the Convertible Subordinated Notes and (y) no more than $15,000,000 in borrowings under the Term Loans shall be used for the prepayment of Existing Mortgages), (C) to pay (or to make a dividend to Holdings to enable Holdings to pay) the Ashton Termination Payment (including any Tax gross-ups associated therewith), (D) to repay indebtedness owed under the Existing Credit Agreement on the Effective Date,
(E) to pay the Transaction Costs, (F) to pay (or to make a dividend to Holdings to enable Holding to pay) any amounts payable in connection with the exercise of options (net of any exercise price) and common stock equivalents, any premiums in excess of the principal amount paid by Holdings or the Borrower in connection with the purchase or redemption of Senior Notes and Convertible Subordinated Notes and the prepayment of Existing Mortgages and any accrued interest payable in connection with the repurchase of Senior Notes and Convertible Subordinated Notes or the prepayment of Existing Mortgages and (G) for general corporate purposes. The proceeds of the

Revolving Loans (other than loans used for the purposes specified in the first sentence of this paragraph) will be used by the Borrower to repay obligations under the Existing Credit Agreement and for general corporate purposes. The proceeds of the Swingline Loans will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be issued only for general corporate purposes.

                 SECTION 5.12. Additional Subsidiaries. If any additional Borrower Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent thereof and (a) if such Borrower Subsidiary is a Subsidiary Loan Party, the Borrower will cause such Borrower Subsidiary to become a party to the Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each applicable Security Document in the manner provided therein within 30 Business Days after such Borrower Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Borrower Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any shares of capital stock or Indebtedness of any such additional Borrower Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within 30 Business Days after such Borrower Subsidiary is formed or acquired (except that, if such Borrower Subsidiary is a Foreign Subsidiary, shares of common stock of such Borrower Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Borrower Subsidiary).

                 SECTION 5.13. Further Assurances. (a) Each of Holdings, the Borrower and, prior to the Merger, Acqco will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien (subject to Liens permitted by Section 6.02), all at the expense of the Loan Parties.

                 (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by Holdings, the Borrower, any Subsidiary Loan Party or, prior to the Merger, Acqco after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), or if any real property or improvements thereto or any interest therein that is subject to Existing Mortgages on the Effective Date becomes no longer so encumbered after such date, Holdings, the Borrower and, prior to the Merger, Acqco, will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                 (c) On or before the date that is 15 Business Days after the date of this Agreement, the Administrative Agent shall have received stock certificates representing all the outstanding shares of Holdings owned by Acqco on such date.

                 (d) On or before the date that is 60 days after the date of this Agreement, the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property listed on Schedule 1.01(a), signed on behalf of the record owner of such Mortgaged Property,
(ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02, in form and substance reasonably acceptable to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, (iii) such current certified surveys as may be required pursuant to such Mortgages or as the Administrative Agent or the Required Lenders may reasonably request, (iv) a copy of the original permanent certificate or temporary certificate of occupancy as the same may have been amended or issued from time to time, covering each improvement located upon the Mortgaged Properties, that were required to have been issued by the appropriate Governmental Authority for such improvement, (v) written confirmation from the applicable zoning commission or other appropriate Governmental Authority stating that with respect to each Mortgaged Property as built it complies with existing land use and zoning ordinances, regulations and restrictions applicable to such Mortgaged Property to the extent each of Holdings, the Borrower and, prior to the Merger, Acqco are able to obtain such written confirmation using commercially reasonable efforts and (vi) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Exhibit C, covering such other matters relating to the Security Documents and the Mortgages as the Administrative Agent or the Required Lenders shall reasonably request.

                 SECTION 5.14. Interest Rate Protection. As promptly as practicable, and in any event within 60 days after the Redemption Completion Date, the Borrower will enter into with one or more Lenders, and thereafter for a period of not less than three years will maintain in effect, one or more interest rate protection agreements on such terms as shall be reasonably satisfactory to the Administrative Agent, to the extent necessary so that after giving effect to such interest rate protection agreement(s), the interest cost to the Borrower with respect to at least 50% of the sum of (a) the principal amount of the outstanding Term Loans and (b) if and when issued, the principal amount of outstanding Subordinated Notes will be at fixed rates of interest.

                 SECTION 5.15. Redemption of Notes. The Borrower will redeem, not later than the Redemption Completion Date, (a) any Senior Notes that remain outstanding following the consummation of the Debt Tender Offer and (b) all the then-outstanding Convertible Subordinated Notes, in each case in accordance with the provisions of the respective indenture governing such notes.

                 SECTION 5.16. Issuance of Subordinated Notes, Issuance of 8% PIK Notes and Application of Proceeds Thereof. The Borrower will use commercially reasonable efforts to issue the Subordinated Notes in an aggregate principal amount of up to $125,000,000 not later than the Redemption Completion Date pursuant to documentation reasonably satisfactory to the Administrative Agents. If for any reason the Borrower has not issued the Subordinated Notes as described in the immediately preceding sentence on or before the Redemption Completion Date, then on or before such date
(a) Holdings will issue to the Investors $45,000,000 in aggregate principal amount of the 8% PIK Debentures in exchange for the payment by the Investors to Holdings of $45,000,000 in cash and (b) Holdings will apply the proceeds from the issuance of the 8% PIK Debentures to pay principal, premiums and accrued interest, if any, payable in connection with the redemption of
(i) Senior Notes that remain outstanding following the consummation of the Debt Tender Offer and (ii) Convertible Subordinated Notes.

                 SECTION 5.17. Consummation of the Merger. (a) The Merger shall be consummated pursuant to the Merger Agreement as soon as practicable following the Effective Date and in no event later than June 30, 1998.

                 (b) Substantially simultaneously with the consummation of the Merger, each option and common-stock-equivalent of Holdings that is outstanding immediately prior to the Merger will be modified to become exercisable solely for an amount in cash equal to the excess, if any, of the Cash Merger Consideration over the exercise price or purchase price of such option or common-stock-equivalent.

                 (c) If Acqco shall own at least 90% of the Shares following the consummation of the Equity Tender Offer, Holdings will effect the Merger without a meeting of stockholders of Holdings as soon as practicable following the Effective Date and in no event later than June 30, 1998.

                 (d) If Acqco shall own less than 90% of the Shares following the consummation of the Equity Tender Offer, Holdings will use commercially reasonable efforts to conduct a shareholder vote to approve the Merger as soon as reasonably practicable thereafter.


                                  ARTICLE VI
                              Negative Covenants
                              ------------------

                 Until the Commitments have expired or terminated and the
principal of and interest on each Loan and all fees   payable hereunder have
been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Borrower and, prior to the Merger, Acqco covenants and agrees with the Lenders that:

                 SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Holdings, the Borrower and, prior to the Merger, Acqco will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                    (i)   Indebtedness created under the Loan Documents;

                    (ii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                   (iii) Indebtedness of the Borrower to any Borrower Subsidiary (other than an Inactive Subsidiary) and of any Borrower Subsidiary (other than an Inactive Subsidiary) to the Borrower or any other Borrower Subsidiary (other than an Inactive Subsidiary), provided that Indebtedness of any Borrower Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

                    (iv) Guarantees by the Borrower of Indebtedness of any Borrower Subsidiary (other than an Inactive Subsidiary) and by any Borrower Subsidiary (other than an Inactive Subsidiary) of Indebtedness of the Borrower or any other Borrower Subsidiary (other than an Inactive Subsidiary), provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Borrower Subsidiary that is not a Loan Party shall be subject to Section 6.04;

                    (v) Indebtedness of the Borrower or any Borrower Subsidiary (other than an Inactive Subsidiary) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, and provided further that the aggregate principal amount of Indebtedness permitted by this clause (v) that is incurred following the Effective Date shall not exceed $7,500,000 at any time outstanding (excluding sale and leaseback obligations arising under the Agreement for Sale of Real Estate, dated October 30, 1997, between the Borrower and S&D Realty,
         LLC);

                    (vi) Indebtedness of any Person that becomes a Borrower Subsidiary after the date hereof, provided that (A) such Indebtedness exists at the time such Person becomes a Borrower Subsidiary and is not created in contemplation of or in connection with such Person becoming a Borrower Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $5,000,000 at any time outstanding;

                   (vii) (A) up to $125,000,000 in aggregate principal amount of the Subordinated Notes, (B) Permitted Subordinated Refinancing Debt and (C) any related subordinated guarantees, in each case so long as, at the time of the incurrence of such Indebtedness and after giving effect to the incurrence thereof, no Default or Event of Default has occurred and is continuing;

                 (viii) if the Subordinated Notes are not issued by the Borrower on or before the 8% PIK Debentures Issuance Date, Indebtedness of Holdings in the form of the 8% PIK Debentures issued to the Investors for net cash proceeds of $45,000,000, provided that the terms and conditions of the 8% PIK Debentures (including terms and conditions relating to fees, maturity, subordination, covenants, events of default, remedies, redemption and pay-in-kind features other than the terms and conditions expressly provided for in the definition of the term "8% PIK Debentures") shall be reasonably satisfactory in all respects to the Administrative Agent;

                    (ix) other Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding, provided that the aggregate principal amount of Indebtedness of the Borrower Subsidiaries permitted by this clause (ix) shall not exceed $2,000,000 at any time outstanding;

                    (x)   following the issuance of the Subordinated Notes,
         (A) other subordinated Indebtedness issued by Holdings or the Borrower in an aggregate principal amount of up to $50,000,000, provided that such Indebtedness shall (I) be subject to subordination provisions that, in the reasonable judgment of the Administrative Agent, are no less favorable to the Lenders than the subordination provisions of the Subordinated Notes (and any Guarantees by the guarantors of such other subordinated Indebtedness shall be subject to subordination provisions that, in the reasonable judgment of the Administrative Agent, are no less favorable to the Borrower or the Lenders than the subordination provisions of the Guarantees of the Subordinated Notes), (II) be subject to no covenant more restrictive in any material respect than those contained in the Subordinated Notes Indenture, (III) mature no earlier than December 24, 2005,
         (IV) accrue interest at a rate determined in good faith by the Board of Directors of Holdings to be a market rate of interest for such other subordinated Indebtedness at the time of issuance thereof and
         (V) be reasonably satisfactory in all other respects to the Administrative Agent, and (B) any Permitted Subordinated Refinancing Debt with respect to such other subordinated Indebtedness, provided that at the time of the incurrence of such subordinated Indebtedness or Permitted Subordinated Refinancing Debt with respect to such other subordinated Indebtedness and after giving effect to the incurrence thereof, no Default or Event of Default has occurred and is continuing; and

                    (xi) Indebtedness representing the obligations of Holdings to make payments in connection with the cancellation or repurchase of common stock of officers, employees and directors of Holdings and the Subsidiaries to the extent permitted by Section 6.08, provided that (A) the aggregate principal amount of Indebtedness permitted by this clause (xi) shall not exceed $5,000,000 at any time outstanding and (B) such Indebtedness shall be subordinated to the Obligations on a basis no less favorable to the Lenders than the subordination provisions of the Subordinated Notes.

                 (b) Neither Holdings nor the Borrower nor, prior to the Merger, Acqco will, nor will they permit any Subsidiary to, issue any preferred stock (except for, following the issuance of the Subordinated Notes, preferred stock (i) all dividends in respect of which are to be paid

(and all other payments in respect of which are to be made) in additional shares of such preferred stock, in lieu of cash, until December 24, 2007,
(ii) that is not subject to redemption prior to December 24, 2007, other than redemption at the option of the issuer of such preferred stock, (iii) that is, upon any such redemption, subject to subordination provisions that, in the reasonable judgment of the Administrative Agent, are no less favorable to the Borrower or the Lenders than the subordination provisions of the Subordinated Notes, (iv) that contains no covenants and (v) the aggregate liquidation preference of which shall at no time exceed the difference between (A) $50,000,000 and (B) the aggregate principal amount of any subordinated Indebtedness issued as permitted by Section 6.01(a)(x) and outstanding at such time) or, except as expressly permitted under
Section 6.08, be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock except for (i) obligations pursuant to the Merger Agreement and (ii) the redemption of the Convertible Subordinated Notes pursuant to
Section 5.15.

                 SECTION 6.02. Liens. Holdings, the Borrower and, prior to the Merger, Acqco will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                 (a)  Liens created under the Loan Documents;

                 (b)  Permitted Encumbrances;

                 (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof, including any Lien with respect to the Existing Mortgages that will remain outstanding following the Effective Date, and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of Holdings, the Borrower or any Subsidiary or, prior to the Merger, Acqco and (ii) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                 (d) any Lien existing on any property or asset prior to the acquisition thereof by Holdings, the Borrower or any Subsidiary or, prior to the Merger, Acqco or existing on any property or asset of any Person that becomes a Borrower Subsidiary after the date hereof prior to the time such Person becomes a Borrower Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Borrower Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of Holdings, the Borrower or any Subsidiary or, prior to the Merger, Acqco and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Borrower Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                 (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Borrower Subsidiary, provided that
         (A) such security interests secure Indebtedness permitted by clause (v) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 75% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of Holdings, the Borrower or any Subsidiary or, prior to the Merger, Acqco; and

                 (f) Liens arising from UCC financing statements regarding leases permitted by this Agreement with respect to property subject to such leases;

                 (g) Liens imposed by Environmental Laws or ERISA to the extent not in violation of any of the representations, warranties or covenants in respect of Environmental Laws or ERISA made by Holdings or the Borrower in this Agreement;

                 (h) "Permitted Encumbrances" under and as such term or its equivalent is defined in the respective Mortgages;

                 (i) Mortgages securing Indebtedness not in excess of $10,000,000 in the aggregate, provided that such Mortgages (i) shall secure Indebtedness incurred in connection with the acquisition, after the Effective Date, by Holdings, the Borrower or any other Subsidiary of the real property subject to such Mortgages and (ii) apply only to the real property so acquired; and

                 (j) Liens (other than those permitted by paragraphs (a) through (i) above) securing Indebtedness permitted hereunder in an aggregate amount not exceeding $2,000,000 at any time outstanding.

                 SECTION 6.03. Fundamental Changes. (a) Holdings, the Borrower and, prior to the Merger, Acqco will not and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve,
(i) except as provided in the Merger Agreement and (ii) except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation,
(B) any Subsidiary may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party, (C) any Subsidiary that is not a Loan Party may merge into any Subsidiary that is not a Loan Party and (D) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

                 (b) The Borrower will not, and will not permit any of the Borrower Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Borrower

Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                 (c) Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Borrower and the other Subsidiaries as of the Effective Date, actions contemplated by the Merger Agreement and the Loan Documents, activities reasonably related to those being conducted on the Effective Date and activities incidental thereto. Holdings will not own or acquire any assets (other than shares of capital stock of the Borrower and the other Subsidiaries existing on the Effective Date, any personal property owned by Holdings on the Effective Date, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities existing on the Effective Date, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

                 (d) Acqco will not engage in any business or activity other than the ownership of all the outstanding Shares tendered in the Equity Tender Offer, actions contemplated by the Merger Agreement and the Loan Documents and activities incidental thereto, including the payment of fees in connection with the Merger. Acqco will not own or acquire any assets (other than Shares tendered in the Equity Tender Offer, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

                 SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Holdings and the Borrower and, prior to the Merger, Acqco will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                 (a)  pursuant to the Tender Offers and the Merger Agreement;

                 (b)  the Acqco Equity Contribution;

                 (c)  Permitted Investments;

                 (d) investments existing on the date hereof and set forth on Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

                 (e) investments by the Borrower in the capital stock of the Borrower Subsidiaries, provided that any such shares of capital stock shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12) and (ii) the amount of investments by the Borrower in Borrower Subsidiaries that are not Loan Parties shall not exceed $5,000,000 in the aggregate at any time outstanding;

                 (f) loans or advances made by the Borrower to any Borrower Subsidiary other than an Inactive Subsidiary and made by any Borrower Subsidiary other than an Inactive Subsidiary to the Borrower or any other Borrower Subsidiary other than an Inactive Subsidiary, provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the amount of all such loans and advances by Loan Parties to Borrower Subsidiaries that are not Loan Parties shall not exceed $5,000,000 in the aggregate at any time outstanding;

                 (g)  Guarantees constituting Indebtedness permitted by
         Section 6.01, provided that (i) Holdings, the Borrower, any other Subsidiary and, prior to the Merger, Acqco shall not guarantee the Subordinated Notes unless (A) it has also Guaranteed the Obligations pursuant to a Guarantee Agreement, (B) such Guarantee of the Subordinated Notes is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Notes and (C) such Guarantee of the Subordinated Notes provides for the release and termination thereof, without any action of any party, upon any release and termination of such Guarantee of the Obligations and
         (ii) the amount of Indebtedness that is (A) outstanding with respect to Borrower Subsidiaries that are not Loan Parties and (B) Guaranteed by any Loan Party shall not exceed $5,000,000 in the aggregate at any time outstanding;

                 (h) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                 (i) Loans and advances to officers, directors or employees in the ordinary course of business, provided that such Loans and advances shall not exceed $500,000 in the aggregate at any time outstanding; and

                 (j)  investments otherwise permitted by Section 6.03(a) and
         Section 6.07;

                 (k) acquisitions of property, plant and equipment that constitute capital expenditures and are otherwise permitted by Section 6.13;

                 (l) investments in any Subsidiary with proceeds of dividends paid in accordance with Section 6.08(a)(iv) or (viii) to the extent such investments are used by such Subsidiary to discharge liabilities of Holdings or such Subsidiary otherwise permitted to be discharged under this Agreement or liabilities relating to Disclosed Matters;

                 (m)  investments by Acqco in Holdings;

                 (n)  investments by Holdings in any Subsidiary Loan Party;

                 (o) trade credit extended to customers of the Borrower in an aggregate amount not to exceed $500,000 at any time outstanding; and

                 (p) other investments in an aggregate amount not to exceed $1,000,000 at any time outstanding.

                 SECTION 6.05. Asset Sales. Holdings, the Borrower and, prior to the Merger, Acqco will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will Holdings or the Borrower permit the Borrower or any of the other Subsidiaries to issue any additional shares of its capital stock or other ownership interest in the Borrower or such Subsidiary, as the case may be, except:

                 (a) sales or other dispositions of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

                 (b) sales, transfers and dispositions to the Borrower or a Borrower Subsidiary, provided that any such sales, transfers or dispositions involving a Borrower Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

                 (c) sales, transfers and dispositions of assets (other than capital stock of a Subsidiary) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $5,000,000 during any fiscal year of the Borrower or $10,000,000 in the aggregate during the term of this Agreement; and

                 (d)  pursuant to a transaction permitted by Section 6.03(a),

provided that all sales, transfers, leases and other dispositions permitted under paragraphs (a), (b) and (c) above shall be made for fair market value and for cash consideration equal to at least 80% of such fair market value.

                 SECTION 6.06. Sale and Lease-Back Transactions. Except for the Agreement for Sale of Real Estate, dated October 30, 1997, between the Borrower and S&D Realty, LLC, Holdings, the Borrower and, prior to the Merger, Acqco will not enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, provided that the Borrower and the Borrower Subsidiaries may enter into any such transaction to the extent the Capital Lease Obligation and Liens associated therewith would be permitted by Sections 6.01(a)(v) and 6.02(e), respectively.

                 SECTION 6.07. Hedging Agreements. Holdings, the Borrower and, prior to the Merger, Acqco will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Borrower Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                 SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) Other than the payment for Shares in the Merger

(including Shares with respect to which appraisal rights shall be exercised) and payments in connection with the modification of existing options and common-stock-equivalents at the time of the Merger, Holdings, the Borrower and, prior to the Merger, Acqco will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock or options, warrants or other rights to purchase common stock,
(ii) the Subsidiaries (other than the Borrower) may declare and pay dividends ratably with respect to their capital stock, (iii) Holdings or, prior to the Merger, Acqco may make payments to officers, employees and directors of Holdings and the Subsidiaries (or to the respective estate or permitted transferee under such plans or agreements of any such officer, employee or director) in connection with the cancellation or repurchase of common stock (or options to purchase common stock) previously issued to such officers, employees and directors pursuant to and in accordance with stock option plans or other benefit plans or compensation agreements (or agreements entered into in connection therewith) entered into in the ordinary course of business for officers, employees and directors of Holdings and the Subsidiaries, either in the form of cash paid to repurchase such common stock or cash paid with respect to Indebtedness previously issued as permitted by Section 6.01(a)(xi) to repurchase such common stock, provided that all payments pursuant to this clause (iii) do not exceed $1,000,000 during any fiscal year and $5,000,000 in the aggregate during the term of this Agreement, (iv) the Borrower may pay dividends to Holdings at such times and in such amounts, not exceeding $1,000,000 during any fiscal year, as shall be necessary to permit Holdings to discharge liabilities of Holdings and its Subsidiaries otherwise permitted to be discharged under this Agreement, (v) if the Subordinated Notes are issued by the Borrower after the 8% PIK Debentures Issuance Date, the Borrower may pay a dividend to Holdings from the proceeds of the issuance of the Subordinated Notes in an amount sufficient to permit Holdings to redeem the 8% PIK Debentures for an amount equal to the principal amount thereof plus accrued but unpaid interest thereon, (vi) if the Subordinated Notes are not issued by the Borrower after the issuance of the 8% PIK Debentures Issuance Date, the Borrower may pay a dividend to Holdings in an amount sufficient to permit Holdings to redeem the 8% PIK Debentures for an amount equal to the principal amount thereof plus accrued but unpaid interest thereon, provided that (A) no such dividend or dividends shall be made at any time when a Default or Event of Default has occurred and is continuing (or would result from the making of such dividend) or on any date prior to May 23, 1999, (B) the Leverage Ratio shall be less than 2.50 to 1.00 as of the end of the four-fiscal-quarter period most recently ended immediately prior to the payment of any such dividend or dividends and (C) the amount of such dividend or dividends in any fiscal year of Holdings shall not exceed the lesser of (x) 25% of Excess Cash Flow from the immediately preceding fiscal year to the extent not previously used for another permitted purpose under this Agreement and (y) $5,000,000, (vii) the Borrower and the other Subsidiaries may make Restricted Payments to Holdings in order to pay Taxes,
(viii) so long as that no Default or Event of Default has occurred and is continuing (or would result therefrom), the Borrower and the other Subsidiaries may make Restricted Payments to the extent that the proceeds thereof are promptly used to satisfy liabilities relating to the Disclosed Matters (including legal and other expenses relating thereto), provided that such Restricted Payments shall not exceed $5,000,000 in any fiscal year of Holdings and $10,000,000 in the aggregate during the term of this Agreement and (ix) the Borrower and the other Subsidiaries may make Restricted Payments to Holdings in order for Holdings (A) to satisfy obligations incurred pursuant to transactions permitted under Sections 6.09(d), (e), (f) or (g),
(B) to pay Transaction Costs up to $10,000,000, consisting of transaction advisory fees, fees to Cypress and its Affiliates, consulting fees and other miscellaneous fees and expenses and (C) to redeem the Senior Notes and the Convertible Subordinated Notes.

                 (b) Holdings, the Borrower and, prior to the Merger, Acqco will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                    (i)   payment of Indebtedness created under the Loan
         Documents;

                    (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

                   (iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

                    (iv) the redemption or repurchase of the Convertible Subordinated Notes pursuant to the terms of this Agreement and the Convertible Subordinated Notes Indenture;

                    (v) the redemption or repurchase of the Senior Notes pursuant to the terms of this Agreement and the Senior Notes Indenture or the Debt Tender Offer;

                    (vi) the redemption of the 8% PIK Debentures by Holdings for a redemption price equal to the outstanding principal amount thereof plus accrued but unpaid interest thereon with the proceeds of a dividend paid by the Borrower pursuant to Section 6.08(a)(v) or
         (vi); and

                   (vii) prepayment of any Existing Mortgage to the extent that the Borrower and Holdings are not able to obtain a waiver of any defaults that occur under such Existing Mortgage as a result of the Transactions.

                 SECTION 6.09. Transactions with Affiliates. Other than the Transactions, Holdings, the Borrower and, prior to the Merger, Acqco will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that do not involve Holdings or Acqco and are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) the payment by Holdings, Acqco or the Borrower of fees, expenses or other amounts to Cypress and its Affiliates in connection with the Transactions and payments by Holdings, the Borrower,

Acqco and the Subsidiaries to Cypress and its Affiliates made pursuant to any financial advisory, consulting, financing, underwriting or placement agreement, or in respect of other investment banking activities, in each case to the extent that the Board of Directors of such Person has determined in good faith that such amounts are reasonable in light of current market practices with respect to payment for such services, (e) employment and compensation arrangements entered into in the ordinary course of business with officers of Holdings and the Subsidiaries, (f) customary fees paid to members of the Board of Directors of Holdings and of the Subsidiaries for their services as directors, (g) the Ashton Termination Payment (including any Tax gross-ups associated therewith) and (h) agreements entered into in the ordinary course of business with consultants who are otherwise Affiliates of Holdings, the Borrower, the Subsidiaries or, prior to the Merger, Acqco.

                 SECTION 6.10. Other Indebtednesss. Holdings, the Borrower and, prior to the Merger, Acqco will not permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of Holdings or any Subsidiary is outstanding to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders.

                 SECTION 6.11. Restrictive Agreements. Holdings, the Borrower and, prior to the Merger, Acqco will not and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower, any other Subsidiary or, prior to the Merger, Acqco to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of any Borrower Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Borrower Subsidiary or to Guarantee Indebtedness of the Borrower or any other Borrower Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.11 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of this Section shall not apply to customary provisions in leases restricting the assignment thereof.

                 SECTION 6.12. Amendment of Material Documents. Holdings, the Borrower and, prior to the Merger, Acqco will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, (b) the Merger Agreement, the Equity Tender Offer Materials or the Debt Tender Offer Materials or (c) the Investor Agreement to the extent that such amendment, modification or waiver would be adverse to the Lenders.

                 SECTION 6.13. Capital Expenditures. Holdings and the Borrower will not permit the aggregate amount of Capital Expenditures made by the Borrower and the Borrower Subsidiaries in any fiscal year to exceed the amount set forth below opposite such year, provided that for any period set forth below, the dates constituting the beginning and end of such period shall refer to the first and last day of the fiscal year of Holdings beginning and ending, respectively, on or about such dates:

                 Fiscal Year                                 Amount
                 -----------                                 ------
         February 2, 1998--January 31, 1999                 $22,000,000
         February 1, 1999--January 30, 2000                 $27,000,000
         January 31, 2000--January 28, 2001                 $28,500,000
         January 29, 2001--January 27, 2002                 $26,500,000
         January 28, 2002--January 26, 2003                 $28,000,000
         January 27, 2003--January 25, 2004                 $29,500,000
         January 26, 2004--January 30, 2005                 $31,000,000

The amount of permitted Capital Expenditures set forth above in respect of any fiscal year shall be increased by the lesser of (a)(i) the unused permitted Capital Expenditures for the immediately preceding fiscal year less
(ii) an amount equal to unused Capital Expenditures carried forward to such preceding fiscal year and (b) $12,000,000.

                 SECTION 6.14. Leverage Ratio. (a) Prior to such time as the Subordinated Notes are issued, Holdings, the Borrower and, prior to the Merger, Acqco will not permit the Leverage Ratio as of the end of any four-fiscal-quarter period ending during any period set forth below to be in excess of the ratio set forth below opposite such period, provided that for any period set forth below, the dates constituting the beginning and end of such period shall refer to the last day of the fiscal period of Holdings ending on or about such dates:

          Period                                   Ratio
          ------                                   -----
         May 23, 1999--January 30, 2000            3.85 to 1.00
         May 21, 2000--January 28, 2001            3.25 to 1.00
         May 20, 2001--January 27, 2002            2.50 to 1.00
         May 19, 2002--January 26, 2003            2.00 to 1.00
         May 18, 2003--thereafter                  1.50 to 1.00

                 (b) Following the issuance of the Subordinated Notes, Holdings, the Borrower and, prior to the Merger, Acqco will not permit the Leverage Ratio as of the end of any four-fiscal-quarter period ending during any period set forth below to be in excess of the ratio set forth below opposite such period, provided that for any period set forth below, the dates constituting the beginning and end of such period shall refer to the last day of the fiscal period of Holdings ending on or about such dates:

         Period                                    Ratio
         ------                                    -----
         May 23, 1999--January 30, 2000            5.00 to 1.00
         May 21, 2000--January 28, 2001            4.50 to 1.00
         May 20, 2001--January 27, 2002            3.75 to 1.00
         May 19, 2002--January 26, 2003            3.25 to 1.00
         May 18, 2003--January 25, 2004            3.00 to 1.00
         May 16, 2004--thereafter                  2.50 to 1.00

                 SECTION 6.15. Consolidated Net Cash Interest Expense Coverage Ratio. (a) Prior to such time as the Subordinated Notes are issued, Holdings, the Borrower and, prior to the Merger, Acqco will not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Net Cash Interest Expense (A) for the fiscal quarter ending May 24, 1998, to be less than 2.65 to 1.00, (B) for the two-fiscal-quarter period ending August 16, 1998, to be less than 2.65 to 1.00, (C) for the three-fiscal-quarter period ending November 8, 1998, to be less than 2.65 to 1.00 or (D) for any four-fiscal-quarter period ending on any date or during any period set forth below to be less than the ratio set forth below opposite such period, provided that for any period set forth below, the dates constituting the beginning and end of such period shall refer to the first and last day of the fiscal period of Holdings ending on or about such dates:

                 Date or Period                             Ratio
                 --------------                             -----
                 January 31, 1999                           2.65 to 1.00
                 May 23, 1999--January 30, 2000             3.00 to 1.00
                 May 21, 2000--January 28, 2001             3.50 to 1.00
                 May 20, 2001--January 27, 2002             3.75 to 1.00
                 May 19, 2002--thereafter                   4.00 to 1.00

                 (b) Following the issuance of the Subordinated Notes, Holdings, the Borrower and, prior to the Merger, Acqco will not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Net Cash Interest Expense (A) for the fiscal quarter ending May 24, 1998, to be less than 1.75 to 1.00, (B) for the two-fiscal-quarter period ending August 16, 1998, to be less than 1.75 to 1.00, (C) for the three-fiscal-quarter period ending November 8, 1998, to be less than 1.75 to 1.00 or (D) for any four-fiscal-quarter period ending on any date or during any period set forth below to be less than the ratio set forth below opposite such period, provided that for any period set forth below, the dates constituting the beginning and end of such period shall refer to the last day of the fiscal period of Holdings ending on or about such dates:

                 Date or Period                             Ratio
                 --------------                             -----
                 January 31, 1999                           1.75 to 1.00
                 May 23, 1999--January 30, 2000             2.10 to 1.00
                 May 21, 2000--January 28, 2001             2.40 to 1.00
                 May 20, 2001--January 27, 2002             2.75 to 1.00
                 May 19, 2002--thereafter                   3.00 to 1.00

                 SECTION 6.16. Fixed Charge Coverage Ratio. Prior to such time as the Subordinated Notes are issued, Holdings, the Borrower and, prior to the Merger, Acqco will not permit the ratio of (a) the sum of
(i) Consolidated EBITDA and (ii) Consolidated Lease Expense to (b) Fixed Charges (w) for the fiscal quarter ending May 24, 1998, to be less than 1.00 to 1.00, (x) for the two-fiscal-quarter period ending August 16, 1998, to be less than 1.00 to 1.00, (y) for the three-fiscal-quarter period ending November 8, 1998, to be less than 1.00 to 1.00 or (z) for any four-fiscal-quarter period ending on any date or during any period set forth below to be less than the ratio set forth below opposite such period, provided that for any period set forth below, the dates constituting the beginning and end of such period shall refer to the last day of the fiscal period of Holdings ending on or about such dates:

                 Date or Period                             Ratio
                 --------------                             -----
                 January 31, 1999                           1.00 to 1.00
                 May 23, 1999--January 30, 2000             1.00 to 1.00
                 May 21, 2000--January 28, 2001             1.05 to 1.00
                 May 20, 2001--January 27, 2002             1.15 to 1.00
                 May 19, 2002--thereafter                   1.20 to 1.00

                 SECTION 6.17. Additional Subsidiaries. Holdings, the Borrower and, prior to the Merger, Acqco will not, and will not permit any Subsidiary to, create any additional Subsidiary, unless such Subsidiary is a Borrower Subsidiary.

                 SECTION 6.18. Merger Consideration; Redemption of Senior Notes and Convertible Subordinated Notes; Prepayment of Existing Mortgages.
(a) Acqco and Holdings will not pay in the aggregate more than $137,400,000 (net of any cash paid to Holdings upon the exercise of outstanding options to acquire Shares, assuming that no holder of Convertible Subordinated Notes exercises its right to convert such notes to Shares prior to the consummation of the Merger and assuming no exercise of stockholders' appraisal rights) to shareholders of Holdings and to holders of options to acquire Shares to acquire all the outstanding Shares and acquire, redeem or terminate all outstanding rights to acquire Shares.

                 (b) Holdings will not pay in the aggregate (i) more than $83,000,000 (plus accrued interest) to holders of the Senior Notes to redeem, or repurchase pursuant to the Debt Tender Offer, all the outstanding Senior Notes, (ii) more than $66,500,000 (plus accrued interest) to holders of the Convertible Subordinated Notes to redeem or repurchase all the outstanding Convertible Subordinated Notes and (iii) more than $20,000,000 (including call premiums and accrued interest) to prepay any Existing Mortgages.

                 SECTION 6.19. Fiscal Year. Holdings will not, and will not permit the Subsidiaries to, change the financial reporting convention by which Holdings and the Subsidiaries determine the dates on which their fiscal years and fiscal quarters will end; provided, however, that Holdings and the Subsidiaries may, upon 30 days' prior written notice to the Administrative Agent, change the financial reporting convention so long as (a) such change applies to Holdings and all the Subsidiaries and (b) such financial reporting convention specified above is reasonably acceptable to the Administrative Agent, in which case Holdings and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting convention.

                                  ARTICLE VII
                               Events of Default
                               -----------------

                 If any of the following events ("Events of Default") shall occur:

                 (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                 (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                 (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower, any other Subsidiary or Acqco in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                 (d) Holdings, the Borrower or, prior to the Merger, Acqco shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings, the Borrower or, prior to the Merger, Acqco), 5.11 or 5.15, in the second sentence of Section 5.16, in Section 5.17 or in
         Article VI;

                 (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                 (f) Holdings, the Borrower, any other Subsidiary or, prior to the Merger, Acqco shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                 (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that (i) this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (ii) this clause (g) shall not apply to (A) any right of any holder of the Convertible Subordinated Notes to require Holdings to redeem such Convertible Subordinated Notes in connection with the occurrence of a "Redemption Event" (as defined in the Convertible Subordinated Notes Indenture) arising from the Transactions or (B) any Existing Mortgage to the extent that the relevant event under such Existing Mortgage arises from the Transactions;

                 (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower, any other Subsidiary or, prior to the Merger, Acqco or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower, any other Subsidiary or, prior to the Merger, Acqco or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                 (i) Holdings, the Borrower, any other Subsidiary or, prior to the Merger, Acqco shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower, any other Subsidiary or, prior to the Merger, Acqco or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                 (j) Holdings, the Borrower, any other Subsidiary or, prior to the Merger, Acqco shall admit in writing its inability or fail generally to pay its debts as they become due;

                 (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary or, prior to the Merger, Acqco or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower, any other Subsidiary or, prior to the Merger, Acqco to enforce any such judgment;

                 (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower, any other Subsidiary or, prior to the Merger, Acqco in an aggregate amount exceeding (i) $1,000,000 in any year or (ii) $5,000,000 for all periods;

                 (m) (i) any Loan Document (other than any Letter of Credit) shall, at any time, cease to be in full force and effect (unless released as permitted under this Agreement) or shall be declared null and void, or the validity or enforceability in any respect thereof shall be contested by any Loan Party or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on Collateral with a fair market value of $1,000,000 or more, with the priority required by the applicable Security Document, except (A) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (B) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement or to file any continuation statements with respect to the Collateral; or

                 (n)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                 ARTICLE VIII
                           The Administrative Agent
                           ------------------------

                 Each of the Lenders and Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                 The bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower, any other Subsidiary or other Affiliate thereof or, prior to the Merger, Acqco as if it were not the Administrative Agent hereunder.

                 The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower, any of the other Subsidiaries or, prior to the Merger, Acqco that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower, a Lender or, prior to the Merger, Acqco and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                 The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                 The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                 Subject to the appointment and acceptance of a successor to the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks, Holdings, the Borrower and, prior to the Merger, Acqco. Upon any such resignation, the Required Lenders shall have the right, in consultation with Holdings, the Borrower, and, prior to the Merger, Acqco to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                 Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE IX
                                 Miscellaneous
                                 -------------

                 SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                 (a) if to Holdings or the Borrower, to it at Frank's Nursery & Crafts, Inc., 6501 East Nevada, Detroit, Michigan 48234-2864,
         Attention: Chief Financial Officer  (Telecopy No. (313) 564-2084);

                 (b) if to Acqco, to it at Cyrus Acquisition Corp., c/o The Cypress Group, 65 East 55th Street, New York, New York 10022,
         Attention: David P. Spalding (Telecopy No. (212) 705-0199);

                 (c) if to the Administrative Agent, the Collateral Agent or the Primary Issuing Bank, to The Chase Manhattan Bank, c/o The Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Neil Boylan (Telecopy
         No. (212) 270-1848); and

                 (d) if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                 SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any Issuing Bank, the Swingline Lender and the other Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Swingline Lender, any other Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                 (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, Holdings, the Borrower, the Required Lenders and, prior to the Merger, Acqco or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change
Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings, any Subsidiary Loan Party or, prior to the Merger, Acqco from its Guarantee under the applicable Guarantee Agreement (except as expressly provided in such

Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, or (vii) release all or substantially all of the Collateral from the Liens of the Security Documents (except as expressly permitted by the Loan Documents), without the written consent of each Lender, and provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders) or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower, the requisite percentage in interest of the affected Class of Lenders and, prior to the Merger, Acqco.

                 SECTION 9.03.  Expenses; Indemnity; Damage Waiver.
(a) Holdings, the Borrower and, prior to the Merger, Acqco shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of a single counsel for the Agents in each jurisdiction, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit by such Issuing Bank or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, any Issuing Bank, the Swingline Lender or any other Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank, the Swingline Lender or any other Lender, in connection with the enforcement or protection of their rights in connection with the Loan Documents, including their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                 (b) Each of Holdings, the Borrower and, prior to the Merger, Acqco shall indemnify the Agents, each Issuing Bank, the Swingline Lender and each other Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any single counsel for such Indemnitee, and any other Indemnitees as to which no conflict of interest exists, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit issued by such Issuing Bank if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower, any of the Subsidiaries or, prior to the Merger, Acqco, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates.

                 (c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Agents, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, the applicable Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents, such Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

                 (d) To the extent permitted by applicable law, Holdings, the Borrower and, prior to the Merger, Acqco shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                 (e) All amounts due under this Section shall be payable reasonably promptly after written demand therefor.

                 SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that none of Holdings, the Borrower and, prior to the Merger, Acqco may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                 (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, each Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,
(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                 (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, each Issuing Bank, the Lenders and, prior to the Merger, Acqco may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                 (e) Any Lender may, without the consent of any party, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender, the other Lenders and, prior to the Merger, Acqco shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

                 (f) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent and, prior to giving such consent, the Borrower is made aware of any additional costs to which such Participant may be entitled. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.17(e) as though it were a Lender.

                 (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                 SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                 SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                 SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                 SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, and then due and owing, whether by acceleration or otherwise. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

                 SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                 (b) Each of Holdings, the Borrower and, prior to the Merger, Acqco hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agents, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower, its properties or, prior to the Merger, Acqco in the courts of any jurisdiction.

                 (c) Each of Holdings, the Borrower and, prior to the Merger, Acqco hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                 SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                 SECTION 9.12. Confidentiality. Each of the Agents, the Issuing Banks, the Swingline Lender and the other Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of Holdings, the Borrower and, prior to the Merger, Acqco or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agents, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, the term "Information" means all information received from Holdings, the Borrower or, prior to the Merger, Acqco relating to Holdings, the Borrower, its business or, prior to the Merger, Acqco, other than any such information that is available to the Agents, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower, provided that, in the case of information received from Holdings, the Borrower or, prior to the Merger, Acqco after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                 SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                 SECTION 9.14. Pre-Funding Escrow Arrangements. The Borrower currently intends that the Effective Date will occur on December 24, 1997, and currently desires that the Lenders make available on the Effective
Date (a) Term Loans in an aggregate amount equal to $[        ] and
(b) Revolving Loans in an aggregate amount equal to $[     ] (such aggregate
amount of the Borrowings to be made on the Effective Date, the "Estimated Initial Loan Amount"). In order to ensure that the Estimated Initial Loan Amount will be available at 9:00 a.m., New York City time, on December 24, 1997, the Borrower (a) will deliver a Borrowing Request (a "Pre-Funding Request") to the Administrative Agent not later than 1:00 p.m., New York City time, on December 23, 1997, and (b) will request pursuant to such Pre-Funding Request that the Lenders transfer an amount equal to the Estimated Initial Loan Amount (such amount, the "Delivered Funds") to an account designated by the Administrative Agent (the "Escrow Account") on December 23, 1997. The Borrower further desires that the amount (the "Returned Amount") that is equal to the difference, if any, between (i) the Delivered Amount and
(ii) the amount (the "Actual Initial Loan Amount") identified in a Borrowing Request that the Borrower will deliver to the Administrative Agent at 12:00 a.m. on December 24, 1997, will be returned to the Lenders from the Escrow Account. The following agreements and understandings will apply with respect to (a) the arrangements for the availability of funds to enable the funding by the Lenders of the Estimated Initial Loan Amount upon the satisfaction of the conditions set forth in Sections 4.01 and 4.02 of this Agreement (the "Closing") and (b) the release of the Actual Initial Loan Amount upon the
Closing:

                    (i) The Administrative Agent, on behalf of the Lenders, shall have sole and exclusive dominion over and control of the Escrow Account and all property from time to time deposited therein.

                    (ii) Upon receipt from the Borrower of a Pre-Funding Request, the Administrative Agent will provide notice to each Lender, in the manner that would be applicable to a Borrowing Request under
         Section 2.03, that such Lender should make available to the Administrative Agent not later than 2:00 p.m., New York City time, on December 23, 1997, such Lender's pro rata portion of the Delivered Funds, as such pro rata portion may be determined by the Administrative Agent pursuant to the respective Commitments of the Lenders as set forth on Schedule 2.01. Each Lender shall make its pro rata portion of the Delivered Funds available to the Administrative Agent by wire transfer of immediately available funds to the Escrow Account.

                   (iii) Notwithstanding anything in this Agreement or any other document to the contrary, (A) the Administrative Agent shall hold the Delivered Funds for the account of the Lenders pending release of the Actual Initial Loan Amount pursuant to paragraph (v) below and (B) the Borrower shall have no right, title or interest in or to the Delivered Funds pending such release. To the extent that the Administrative Agent has any interest in the Delivered Funds, the Administrative Agent hereby grants a Lien on such interest to the Collateral Agent for the benefit of the Lenders. The Administrative Agent shall use commercially reasonable efforts to invest in a time deposit with the Nassau, Bahamas, branch of the Administrative Agent such of the Delivered Funds as are on deposit in the Escrow Account at 2:30 p.m., New York City time, on December 23, 1997. All earnings on the Delivered Funds (the "Investment Earnings") shall be paid into the Escrow Account. The Administrative Agent shall not be liable to any Person for any loss suffered in connection with any investment of funds made by it in accordance with this Section 9.14.

                    (iv) The Borrower shall reimburse each Lender for its cost of delivery of the Delivered Funds to the Administrative Agent. Such reimbursement shall, as to each Lender, be equal to the product of (A) such Lender's pro rata portion (determined as set forth above) of the Delivered Funds times (B) a percentage equal to the Alternate Base Rate plus the margin that would be applicable to such Lender's ABR Loans as of the Effective Date multiplied by (C) a fraction the numerator of which is the actual number of days elapsed from December 23, 1997, to the date the Actual Initial Loan Amount is released to the Borrower or all of the Delivered Funds are distributed to the Lenders pursuant to paragraph (v) below, as the case may be, and the denominator of which is 365. Such reimbursement in respect of the Delivered Funds shall be paid by the Borrower to the Administrative Agent on behalf of the Lenders on the first Interest Payment Date to occur after the Effective Date pursuant to the terms of this Agreement; provided, however, that if all of the Delivered Funds are released to the Lenders (and the Actual Initial Loan Amount is not released to the Borrower) pursuant to paragraph (v) below, such reimbursement amount shall be payable by the Borrower immediately upon release of the Delivered Funds.

                    (v) Upon the occurrence of the Closing on December 24, 1997, the Administrative Agent is authorized to release to and thereby make available (A) to the Borrower (x) the Actual Initial Loan Amount and (y) all Investment Earnings and (B) to the Lenders, the Returned Amount. If the Closing has not occurred by 11:59 p.m., New York City time, on December 24, 1997, all of the Delivered Funds shall be immediately released to the Administrative Agent for distribution to the Lenders on December 26, 1997, and all Investment Earnings shall be released to the Administrative Agent to the extent necessary to offset amounts payable by the Borrower to the Lenders.

                    (vi) In order to induce the Administrative Agent to act under this Section 9.14, Holdings, the Borrower, Acqco, the Administrative Agent and the Lenders agree that:

                          (A)  The duties and obligations of the
                 Administrative Agent under this Section 9.14 are those herein specifically provided and no other. The
                 Administrative Agent shall not incur any liability whatsoever other than for its own wilful misconduct or gross negligence.

                          (B) The Administrative Agent shall not have any responsibility for the genuineness or validity of any document or other material presented to or deposited with it pursuant to this Section 9.14, nor any liability for any action taken, suffered or omitted in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper party or parties pursuant to this Section 9.14.

                          (C) In the event that the Administrative Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto that, in its opinion, conflict with any of the provisions under this Section 9.14, the Administrative Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

                          (D) The Administrative Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Section 9.14 unless the same shall be in writing and signed by all the other parties hereto, and, if its rights, duties or immunities as Administrative Agent are affected thereby, unless it shall have given its prior written consent thereto.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FRANK'S NURSERY & CRAFTS, INC.,


by  /s/ Joseph R. Baczko
    ---------------------------
Name: Joseph Baczko
Title: President and Chief
          Executive Officer

CYRUS ACQUISITION CORP.,


by  /s/ Bahram Shirazi
    ---------------------------
Name: Bahram Shirazi
Title: Vice President

GENERAL HOST CORPORATION,


by  /s/ Joseph Baczko
    ---------------------------
Name: Joseph Baczko
Title: President and Chief
          Executive Officer

THE CHASE MANHATTAN BANK,
  individually and as Administrative Agent,
  Collateral Agent, Issuing Bank and Swingline Lender,


by  /s/ Lawrence Palumbo, Jr.
    ---------------------------
Name: Lawrence Palumbo, Jr.
Title: Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P.,
  individually and as Documentation Agent,


by  /s/ Edward C. Forst
    ---------------------------
Name: Edward C. Forst
Title: Authorized Signatory

[OTHER BANKS],


by  /s/ Mark H. Minter
    ---------------------------
Name: Mark H. Minter
Title: Director

                                                              SCHEDULE 1.01(a)
                                                           TO CREDIT AGREEMENT


                             MORTGAGED PROPERTIES


Store  Address                       Town                 State   Zip
-----  -------                       ----                 -----   ---

5      25488 MICHIGAN AVENUE         DEARBORN HGTS.       MI      48125
15     2170 DIX ROAD                 LINCOLN PARK         MI      48146
23     5580 W. STATE ST.             SAGINAW              MI      48603
26     7141 E. BROAD                 COLUMBUS             OH      43213
27     5500 W. BROAD ST.             COLUMBUS             OH      43228
28     6303 S. ANTHONY               FT. WAYNE            IN      46816
29     1133 COLISEUM BLVD.           FT. WAYNE            IN      46805
30     47340 VAN DYKE                UTICA                MI      48317
45     7940 PENN AVE. S.             BLOOMINGTON          MN      55431
58     3333 REFUGEE ROAD             COLUMBUS             OH      43232
81     3001 28TH ST. S.W.            GRANDVILLE           MI      49418
85     325 MALL DRIVE                PORTAGE              MI      49002
86     8032 KEN-18 BURLINGTON PK.    FLORENCE             KY      41042
93     5737 S. PENNSYLVANIA          LANSING              MI      48911
94     6142 TELEGRAPH                TOLEDO               OH      43612
102    10901 BUSTLETON               PHILADELPHIA         PA      19116
104    10550 REISTERSTOWN RD.        OWINGS MILLS         MD      21117
105    190 W. LINCOLN HWY.           EXTON                PA      19341
110    4315 E. BAY DRIVE             CLEARWATER           FL      34624
111    5501 49TH ST. N.              ST. PETERSBURG       FL      33709
112    255 89TH AVENUE               BLAINE               MN      55434
113    4720 U.S. 19                  NEW PORT RICHEY      FL      34652
117    6401 W. WATERS AVENUE         TAMPA                FL      33634
118    4366 PIERSON ROAD             FLINT                MI      48504
119    12756 WALSINGHAM RD.          LARGO                FL      34644
120    3805 MAPLEDALE BLVD.          TAMPA                FL      33624
134    15031 MANCHESTER ROAD         BALLWIN              MO      63011
141    7456 SOUTH STATE RD.          BEDFORD PARK         IL      60638
151    2295 10 MILE ROAD             WARREN               MI      48091
164    2997 E. WILDER ROAD           BAY CITY             MI      48706
178    2685 TITTABAWASSEE RD.        SAGINAW              MI      48604
179    4532 WOODVILLE RD.            NORTHWOOD            OH      43619
181    3530 MONA KAI DRIVE           NORTON SHORES        MI      49441
188    448 N. LEXINGTON PARKWAY      ST. PAUL             MN      55104
189    1210 N. BYRNE                 TOLEDO               OH      43607
199    1238 UPPER VALLEY PIKE RD.    SPRINGFIELD          OH      45505
202    3365 HIGHLAND AVE.            CINCINNATI           OH      45213
213    4902 CORTEZ RD.               BRADENTON            FL      34210
240    7325 OLD TROY PIKE            HUBER HEIGHTS        OH      45424
259    5225 N. GRAPE RD.             MISHAWAKA            IN      46545
266    10808 MONTGOMERY RD.          CINCINNATI           OH      45242
272    20 E. MAIN STREET             WESTFIELD            MA      01085
286    2145 HIGHWAY 35 WALL TWP.     SEA GIRT             NJ      08750
605    210 MONMOUTH ROAD             W. LONG BRANCH       NJ      07764
622    945 NORTH STREET              MILFORD              CT      06460
624    840 ROUTE 46                  KENVIL               NJ      07847
625    2931 HIGHWAY 35               HAZLET               NJ      07730

638    4250 ROUTE 9 SOUTH            HOWELL               NJ      07731
645    447 WINTHROP ST. (RTE. 44)    TAUNTON              MA      02780
648    76 CAMPANELLI DRIVE           BROCKTON             MA      02401
649    310 RUSSELL ST. (RTE. 9)      HADLEY               MA      01035
652    840 BOSTON ROAD (RTE. 20)     SPRINGFIELD          MA      01119
84     43473 FORD ROAD               CANTON TWP.          MI      48188
87     3720 95TH ST.                 EVERGREEN PARK       IL      60642
88     720 N. GREEN BAY RD.          WAUKEGAN             IL      60087
90     2999 E. LINCOLN HWY.          MERRILLVILLE         IN      46410
92(40  15300 HALL ROAD               CLINTON TOWNSHIP     MI      48038
1)
98     1950 STATE ST.                ST. CHARLES          IL      60174
103    3707 COON RAPIDS BLVD.        COON RAPIDS          MN      55433
107    1520 AURORA                   NAPERVILLE           IL      60563
156    3822 S. FRANKLIN              MICHIGAN CITY        IN      46360
214    3526 TOWNE BLVD.              FRANKLIN             OH      45005
219    3075 MIDDLE ROAD              COLUMBUS             IN      47203
269    1910 E. IRELAND RD.           SOUTH BEND           IN      46614
184    13943 E. EIGHT MILE           WARREN               MI      48089
616    894 SUNRISE HWY.              BAY SHORE            NY      11706

                                                              SCHEDULE 1.01(b)
                                                           TO CREDIT AGREEMENT


                              EXISTING MORTGAGES

1. Mortgages, Security Agreements and Assignments of Leases and Rents (or the local jurisdiction equivalent) dated as of April 22, 1996 by Borrower to First Union National Bank of North Carolina<F1> securing the following properties:

Store    Address                   Town          State  Zip
-----    -------                   ----          -----  ---
32       1700 E. DUBLIN-           COLUMBUS      OH     43229
         GRANDVILLE
33       4180 PLAINFIELD N.E.      GRAND RAPIDS  MI     49505
80       G-5054 MILLER RD.         FLINT         MI     48507
142      801 EASTGATE DRIVE        CINCINNATI    OH     45245
205      5354 DIXIE HWY.           LOUISVILLE    KY     40216
208      4810 OUTER LOOP           LOUISVILLE    KY     40219

2.       Mortgage dated August 4, 1994 made by Borrower to
N.A.D. Realty Co. Inc., with related Mortgage Note dated as of August 4, 1994<F2>, securing the following property:

Store    Address                   Town          State  Zip
-----    -------                   ----          -----  ---
610      715 DOBBS FERRY ROAD      WHITE PLAINS  NY     10607

3. First Mortgage, Assignment of Rent, Security Agreement and Fixture Filing made by Borrower in favor of National Realty Funding, L.L.C., dated August 19, 1997, with related Promissory Note, Assignment of Rents, Leases and Profits, Guaranty Agreement, Completion/Repair Escrow and Security Agreement, Borrower's Certificate of Representations and Warranties, Environmental Escrow Agreement and Environmental Indemnity Agreement, all dated as of August 19, 1997, securing the following property:

Store    Address                   Town          State  Zip
-----    -------                   ----          -----  ---

601      1081 E. JERICHO TURNPIKE  HUNTINGTON    NY     11743

4. Commercial Mortgages made by Borrower to MetLife Capital Financial Corporation, dated as of August 31, 1995, with related Security Agreements, Assignments of Rents and Leases, Guaranties, Promissory Notes, Borrowers' Certificates and Certificates of Hazardous Substances, all dated August 31, 1995**, securing the following properties:


<F1>     Upon the consummation of the Tender Offers there will be a default and/or a right of the lender to require repayment under these mortgages.

<F2>     To be repaid and terminated on or prior to the Effective Date.

84       43473 FORD ROAD           CANTON TWP.   MI     48188
87       3720 95TH ST.             EVERGREEN     IL     60642
                                   PARK
88       720 N. GREEN BAY RD.      WAUKEGAN      IL     60087
90       2999 E. LINCOLN HWY.      MERRILLVILLE  IN     46410
92(401)  15300 HALL ROAD           CLINTON       MI     48038
                                   TOWNSHIP
98       1950 STATE ST.            ST. CHARLES   IL     60174
103      3707 COON RAPIDS BLVD.    COON RAPIDS   MN     55433
107      1520 AURORA               NAPERVILLE    IL     60563
156      3822 S. FRANKLIN ST.      MICHIGAN      IN     46360
                                   CITY
214      3526 TOWNE BOULEVARD      FRANKLIN      OH     45005
219      3075 MIDDLE ROAD          COLUMBUS      IN     47203
267      1910 E. IRELAND RD.       SOUTH BEND    IN     46614

5.       Mortgage Deeds and Security Agreements dated as of
January 25, 1996 made by Borrower to People's Bank, with related Mortgage Note, Assignment of Rents and Leases,
Guaranty and Indemnity Agreement and Escrow Agreement securing the following properties:

Store    Address                   Town          State  Zip
-----    -------                   ----          -----  ---

631      479 EAST MAIN STREET      BRANFORD      CT     06405
632      400 TALCOTTVILLE RD.      VERNON        CT     06066
633      1198 QUEEN STREET         SOUTHINGTON   CT     06489
636      361 SCOTT SWAMP ROAD      FARMINGTON    CT     06032
643      656 SILVER LANE           EAST          CT     06118
                                   HARTFORD

         Mortgage and Security Agreements dated as of January
25, 1996 made by Borrower to People's Bank, with related
Mortgage Note, Assignment of Rents and Leases, Guaranty and
Indemnity Agreement and Escrow Agreement securing the following property:

Store    Address                   Town          State  Zip
-----    -------                   ----          -----  ---

639      RTE. #9 W. KIEFFER LANE   KINGSTON      NY     12401

6. Mortgages dated as of October 16, 1995, as amended as of December 1, 1995, made by Borrower to Midland Commercial Financing Corp., with related Amended and Restated Promissory Note dated as of December 1, 1995, Assignments of Rents and Leases dated as of October 16, 1995, amended as of December 1, 1995, Amended and Restated Guaranty dated as of December 1, 1995, Escrow Agreements dated as of October 13, 1995, Borrower's Certificate dated January 26, 1996 and Environmental Indemnity Agreement dated January 26, 1996, securing the following properties:

34       1941 GRAND RIVER          OKEMOS        MI     48864
100      1395 LARKIN               JOLIET        IL     60435

7. Mortgages dated as of January 26, 1996 made by Borrower to Midland Loan Services, L.P., with related
Promissory Notes, Assignment of Rents and Leases, Guaranties,
Escrow Agreements, Borrower's Certificate and Environmental
Indemnity Agreement, all dated as of January 26, 1996, securing the following properties:

Store    Address                   Town          State  Zip
-----    -------                   ----          -----  ---

65       1800 HIGHWAY #36          ROSEVILLE     MN     55113
99       4703 EDGEMONT             BROOKHAVEN    PA     19015
101      1729 DEPTFORD CENTER RD.  DEPTFORD      NJ     08096
106      1600 S. MILWAUKEE         LIBERTYVILLE  IL     60048
135      12253 ST. CHARLES ROCK    BRIDGETON     MO     63044
         RD.
139      3725 HARRY S. TRUMAN      ST. CHARLES   MO     63301
140      195 S. RAND ROAD          LAKE ZURICH   IL     60047
163      5701 E. N.W. HIGHWAY      CRYSTAL LAKE  IL     60014
167      1850 IRVING PARK RD.      SCHAUMBURG    IL     60193
168      5738 BECKLEY RD.          BATTLE CREEK  MI     49015
244      8040 GLEN LANE            EDEN PRAIRIE  MN     55344
245      1360 DUCKWOOD DRIVE       EAGAN         MN     55123
265      4630 HWY 94 N OUTER RD.   ST. CHARLES   MO     63304
277      2050 S. TELEGRAPH         BLOOMFIELD    MI     48302
                                   TWP.
623      450 NEW DORP LANE         STATEN        NY     10306
                                   ISLAND
626      116 BRICK BOULEVARD       BRICKTOWN     NJ     08723
628      794 HIGHWAY 202 SOUTH     BRIDGEWATER   NJ     08807


8. Mortgage, Security Agreement and Assignment of Leases and Rents dated as of March 14, 1996 made by Borrower to Midland Loan Services, L.P., with related Promissory Note, Assignment of Rents and Leases, Guaranty and Escrow Agreement, all dated as of March 14, 1996, securing the following property:

25       2450 28TH ST. S.E.        GRAND RAPIDS  MI     49512

9. Mortgages, Security Agreements, Assignments of Leases and Rents, Fixture Filings and Financing Statements made by Borrower to Comerica Bank, dated as of November 29, 1996, with related Mortgage-Backed Credit Agreement dated as of November 29, 1996, First Amendment to Mortgage-Backed Credit Agreement dated as of June 13, 1997, Second Amendment to Mortgage-Backed Credit Agreement dated as of July 25, 1997 and Mortgage-Backed Note dated as of November 29, 1996** securing the following properties:

Store    Address                   Town          State  Zip
-----    -------                   ----          -----  ---

5        25488 MICHIGAN AVENUE     DEARBORN      MI     48125
                                   HGTS.
15       2170 DIX ROAD             LINCOLN PARK  MI     48146
23       5580 W. STATE ST.         SAGINAW       MI     48603
26       7141 E. BROAD             COLUMBUS      OH     43213
27       5500 W. BROAD ST.         COLUMBUS      OH     43228
28       6303 S. ANTHONY           FT. WAYNE     IN     46816
29       1133 COLISEUM BLVD.       FT. WAYNE     IN     46805
30       47340 VAN DYKE            UTICA         MI     48317
45       7940 PENN AVE. S.         BLOOMINGTON   MN     55431
58       3333 REFUGEE ROAD         COLUMBUS      OH     43232
81       3001 28TH ST. S.W.        GRANDVILLE    MI     49418
85       325 MALL DRIVE            PORTAGE       MI     49002
86       8032 KEN-18 BURLINGTON    FLORENCE      KY     41042
         PK.
93       5737 S. PENNSYLVANIA      LANSING       MI     48911
94       6142 TELEGRAPH            TOLEDO        OH     43612
102      10901 BUSTLETON           PHILADELPHIA  PA     19116
104      10550 REISTERSTOWN RD.    OWINGS MILLS  MD     21117
105      190 W. LINCOLN HWY.       EXTON         PA     19341
110      4315 E. BAY DRIVE         CLEARWATER    FL     34624
111      5501 49TH ST. N.          ST.           FL     33709
                                   PETERSBURG
112      255 89TH AVENUE           BLAINE        MN     55434
113      4720 U.S. 19              NEW PORT      FL     34652
                                   RICHEY
117      6401 W. WATERS AVENUE     TAMPA         FL     33634
118      4366 PIERSON ROAD         FLINT         MI     48504
119      12756 WALSINGHAM RD.      LARGO         FL     34644
120      3805 MAPLEDALE BLVD.      TAMPA         FL     33624
134      15031 MANCHESTER ROAD     BALLWIN       MO     63011
141      7456 SOUTH STATE RD.      BEDFORD PARK  IL     60638
151      2295 10 MILE ROAD         WARREN        MI     48091
164      2997 E. WILDER ROAD       BAY CITY      MI     48706
178      2685 TITTABAWASSEE RD.    SAGINAW       MI     48604
179      4532 WOODVILLE RD.        NORTHWOOD     OH     43619
181      3530 MONA KAI DRIVE       NORTON        MI     49441
                                   SHORES
188      448 N. LEXINGTON PARKWAY  ST. PAUL      MN     55104
189      1210 N. BYRNE             TOLEDO        OH     43607

199      1238 UPPER VALLEY PIKE    SPRINGFIELD   OH     45505
         RD.
202      3365 HIGHLAND AVE.        CINCINNATI    OH     45213
213      4902 CORTEZ RD.           BRADENTON     FL     34210
240      7325 OLD TROY PIKE        HUBER         OH     45424
                                   HEIGHTS
259      5225 N. GRAPE RD.         MISHAWAKA     IN     46545
266      10808 MONTGOMERY RD.      CINCINNATI    OH     45242
272      20 E. MAIN STREET         WESTFIELD     MA     01085
286      2145 HIGHWAY 35 WALL      SEA GIRT      NJ     08750
         TWP.
605      210 MONMOUTH ROAD         W. LONG       NJ     07764
                                   BRANCH
622      945 NORTH STREET          MILFORD       CT     06460
624      840 ROUTE 46              KENVIL        NJ     07847
625      2931 HIGHWAY 35           HAZLET        NJ     07730
638      4250 ROUTE 9 SOUTH        HOWELL        NJ     07731
645      447 WINTHROP ST. (RTE.    TAUNTON       MA     02780
         44)
648      76 CAMPANELLI DRIVE       BROCKTON      MA     02401
649      310 RUSSELL ST. (RTE. 9)  HADLEY        MA     01035
652      840 BOSTON ROAD (RTE.     SPRINGFIELD   MA     01119
         20)

                                                              SCHEDULE 1.01(c)
                                                           TO CREDIT AGREEMENT


                                CAPITAL LEASES
                                (Real Property)

Store  Address                       Town                 State   Zip
-----  -------                       ----                 -----   ---

8      27650 SCHOOLCRAFT             LIVONIA              MI      48150
10     30110 HARPER                  ST. CLAIR SHORES     MI      48082
17     3590 WASHTENAW                ANN ARBOR            MI      48104
36     2520 S. REYNOLDS              TOLEDO               OH      43614
38     817 WEST GOLF                 SCHAUMBURG           IL      60194
40     730 E. NORTH AVE.             CAROL STREAM         IL      60187
47     10870 HAMILTON AVE.           CINCINNATI           OH      45231
48     80 NORTH ADAMS                ROCHESTER HILLS      MI      48309
50     497 LAKE COOK RD.             DEERFIELD            IL      60015
51     700 E. ROOSEVELT              LOMBARD              IL      60148
52     1785 RIVER OAKS ROAD          CALUMET CITY         IL      60409
56     25101 ALLEN RD.               WOODHAVEN            MI      48183
62     6302 E. 82ND ST.              CASTLETON            IN      46250
63     8802 U.S. 31 SOUTH            INDIANAPOLIS         IN      46227
66     1970 S. ROBERT ST.            WEST ST. PAUL        MN      55118
67     7520 W. 159TH ST.             ORLAND PARK          IL      60462
68     2501 W. 75TH ST.              WOODRIDGE            IL      60515
69     1902 SOUTH ELMHURST           MT. PROSPECT         IL      60056
71     4231 EBENEZER ROAD            BALTIMORE            MD      21236
72     6503 BALTIMORE NAT. PIKE      BALTIMORE            MD      21228
74     2325 18 MILE ROAD             STERLING HEIGHTS     MI      48310
75     9701 E. WASHINGTON            INDIANAPOLIS         IN      46229
76     4500 ROOSEVELT ROAD           HILLSIDE             IL      60162
77     250 E. INDIAN TRAIL           AURORA               IL      60505
79     7222 ROCKVILLE RD.            INDIANAPOLIS         IN      46224
82     522 RITCHIE HWY.              SEVERNA PARK         MD      21146
83     7350 87TH ST.                 BRIDGEVIEW           IL      60455
91     3271 SOUTH BLVD. E.           AUBURN HILLS         MI      48326
108    7401 W. 24TH ST.              N. RIVERSIDE         IL      60546
114    9023 LITTLE ROAD              NEW PORT RICHEY      FL      34654
152    89 W. CENTRAL AVE.            EDGEWATER            MD      21037
157    3250 OLD WASHINGTON ROAD      WALDORF              MD      20601
175    1845 E. COUNTY RD. D          MAPLEWOOD            MN      55109
190    2016 STATE RD. #9             ANDERSON             IN      46013
201    1920 DEMPSTER ST.             EVANSTON             IL      60202
204    3555 STATE RD. #38            LAFAYETTE            IN      47905
217    6560A W. FULLERTON AVE.       CHICAGO              IL      60707
227    8287 SPRINGBORO PIKE          MIAMISBURG           OH      45342

                                                              SCHEDULE 1.01(d)
                                                           TO CREDIT AGREEMENT


                             INACTIVE SUBSIDIARIES

Nursery Distributors, Inc.
General Host Holding Corp.
AMS Industries, Inc.
AMS Salt Industries, Inc.
Bay Resources, Inc.
SNG Acquisition Company, Inc.

                                                                 SCHEDULE 3.05
                                                           TO CREDIT AGREEMENT


                                 REAL PROPERTY

                                 Leased Stores

Store  Address                       Town                 State   Zip
-----  -------                       ----                 -----   ---

3      23090 COOLIDGE                OAK PARK             MI      48237
6      14601 EUREKA ROAD             SOUTHGATE            MI      48195
9      34900 GROESBECK               CLINTON TWP.         MI      48035
12     27650 VAN DYKE                WARREN               MI      48093
14     44 BATCHEWANA                 CLAWSON              MI      48017
16     31590 GRAND RIVER             FARMINGTON           MI      48336
19     4202 S. DORT HIGHWAY          FLINT                MI      48507
21     5919 HIGHLAND RD.             WATERFORD            MI      48327
22     34700 FORD ROAD               WESTLAND             MI      48185
24     4832 W. SAGINAW HWY.          LANSING              MI      48917
31     5135 MONROE ST.               TOLEDO               OH      43623
35     5474 W. MAIN                  KALAMAZOO            MI      49001
37     250 RAND RD.                  ARLINGTON HGTS.      IL      60004
39     6715 DEMPSTER                 MORTON GROVE         IL      60053
42     5620 WINNETKA AVE. N.         NEW HOPE             MN      55428
44     5016 COUNTY ROAD 101          MINNETONKA           MN      55345
46     7835 KENWOOD RD.              CINCINNATI           OH      45236
53     4260 W. 211TH                 MATTESON             IL      60443
54     2719 N. MANNHEIM              FRANKLIN PARK        IL      60131
55     4009 W. HARRISON              CHEVIOT              OH      45211
57     155 N. MAPLE RD.              ANN ARBOR            MI      48103
59     4261 W. DUBLIN-GRANVILLE      DUBLIN               OH      43017
64     5150 W. 38TH ST.              INDIANAPOLIS         IN      46254
70     6639 GOV. RITCHIE HWY.        GLEN BURNIE          MD      21061
73     7928 EASTERN BLVD.            BALTIMORE            MD      21224
78     330 WEST RIDGE ROAD           GRIFFITH             IN      46319
89     506 W. LAKE RD.               ADDISON              IL      60101
95     31 AIRPORT SQUARE             NORTH WALES          PA      19454
96     160 S. STATE ST.              SPRINGFIELD          PA      19064
97     72 COUNTRYSIDE PLAZA          COUNTRYSIDE          IL      60525
109    700 45TH AVE.                 HILLTOP              MN      55421
115    1901 STATE ROAD 60            VALRICO              FL      33594
116    4701 34TH ST. SO.             ST. PETERSBURG       FL      33711
121    3804 S. DALE MABRY            TAMPA                FL      33611
122    706A HIGHWAY 131              CLARKSVILLE          IN      47130
123    1808 HURSTBOURNE PKY.         LOUISVILLE           KY      40220
124    8053 LIBERTY ROAD             BALTIMORE            MD      21244
125    2308 BEL AIR ROAD             FALLSTON             MD      21047
127    2730 DEKALB PIKE-RTE. 202     NORRISTOWN           PA      19401
128    6300 GREENBELT ROAD           GREENBELT            MD      20770
129    1524 E. JOPPA RD.             TOWSON               MD      21204
130    8124 JUMPERS JUNCTION         PASADENA             MD      21122
131    201 BOWIE RD.                 LAUREL               MD      20707
133    10930 LEE HIGHWAY             FAIRFAX              VA      22030
136    11015 OLD HALLS FERRY RD.     ST. LOUIS            MO      63136
137    125 KENRICK PLAZA DR.         SHREWSBURY           MO      63119
138    1135 S. KIRKWOOD BLVD.        KIRKWOOD             MO      63122
144    7702 RICHMOND HWY.            ALEXANDRIA           VA      22306
145    5610 LINDA LANE               CAMP SPRINGS         MD      20748
146    30701 U.S. HIGHWAY 19 S       PALM HARBOR          FL      34684
147    850 STATE ROAD 434            LONGWOOD             FL      32750
150    6380 TUSSING                  REYNOLDSBURG         OH      43068
159    5837 UNIVERSITY DRIVE         TAMARAC              FL      33321
162    251 HIKES LANE                LOUISVILLE           KY      40218
165    7235 N. KEYSTONE (431)        INDIANAPOLIS         IN      46240
173    4383 WINSTON AVENUE           COVINGTON            KY      41015
174    14308 BURNHAVEN DRIVE         BURNSVILLE           MN      55306
176    116 WALKER AVE.               W. BERLIN            NJ      08091
177    1487 WEST STREET RD.          WARMINSTER           PA      18974
180    110 COMMERCE LANE             FAIRVIEW HTS.        IL      62208
182    4650 LANDSDOWNE               ST. LOUIS            MO      63116
183    8901 PAGE                     OVERLAND             MO      63114
184    13943 E. EIGHT MILE           WARREN               MI      48089
185    90 W. KEMPER RD.              SPRINGDALE           OH      45246
186    7067A W. BROWARD              PLANTATION           FL      33317
187    1257 JEFFERSON DAVIS HWY.     FREDERICKSBURG       VA      22401
192    2100 W. UNION BLVD.           BETHLEHEM            PA      18018
195    2925 N. MILITARY TRAIL        WEST PALM BEACH      FL      33409
196    5201 BELAIR                   GARDENVILLE          MD      21206
198    4910 DENLINGER RD.            DAYTON               OH      45426
200    2605 STREET RD.               BENSALEM             PA      19020
203    EASTON & CHELTENHAM RDS.
       CEDARBROOK MALL               WYNCOTE              PA      19095
207    710 CHICAGO DRIVE             HOLLAND              MI      49423
212    4700 BABCOCK STREET N.E.,     PALM BAY             FL      32905
       UNIT 27
215    2108 MACARTHUR RD.            WHITEHALL            PA      18052
216    4037 ROUTE 130 SOUTH          DELRAN               NJ      08075
221    328 W. ARMY TRAIL RD.         BLOOMINGDALE         IL      60108
225    3804 NOLENSVILLE              NASHVILLE            TN      37211
228    160 N. GULPH KING OF PRUSSIA
       PLAZA                         KING OF PRUSSIA      PA      19406
229    S. EVERGREEN AVE & ELM ST.    WOODBURY             NJ      08096
230    5210 BALTIMORE PIKE           CLIFTON HGTS.        PA      19018
231    757 HUNTINGDON PIKE           ROCKLEDGE            PA      19006
232    6351 ROOSEVELT BLVD.          PHILADELPHIA         PA      19149
234    ROUTE 38 & CHURCH RD.         CHERRY HILL          NJ      08034
235    191 LINCOLN HIGHWAY           FAIRLESS HILLS       PA      19030
236    849 PAOLI PIKE                WEST GOSHEN          PA      19380
237    110 WELSH ROAD                HORSHAM              PA      19044
238    46 ROUTE 70 WEST              MARLTON              NJ      08053
241    1950 EAST STROOP RD.          KETTERING            OH      45429
242    7151 DIXIE HIGHWAY            CLARKSTON            MI      48346
243    36624 FIVE MILE               LIVONIA              MI      48154
246    63 RICE LAKE SQUARE           WHEATON              IL      60187
248    1738 BOSTON POST RD.          MILFORD              CT      06460
249    641 CONNECTICUT AVE.          NORWALK              CT      06856
250    4190 VINEWOOD LN. N. #138     PLYMOUTH             MN      55442
251    5057 WESTFIELDS BLVD.         CENTERVILLE          VA      22020
252    5552 OLD HICKORY BLVD.        HERMITAGE            TN      37076
253    9463 ANNAPOLIS RD.            LANHAM               MD      20706
254    3660 S. TUTTLE AVE. TUTTLE
       BEE PLAZA                     SARASOTA             FL      34239
255    13770 SMOKETOWN RD.           DALE CITY            VA      22192
256    105 GARRISONVILLE RD.         STAFFORD COUNTY      VA      22554
260    7300 HAGGERTY ROAD            WEST BLOOMFIELD      MI      48322
261    14641 U.S. 31 NORTH           CARMEL               IN      46032
262    7350 153RD ST. WEST           APPLE VALLEY         MN      55124
264    40 TUNXIS AVENUE              BLOOMFIELD           CT      06002
268    246 MAIN STREET               MONROE               CT      06468
269    45 FRIENDLY LANE              POUGHKEEPSIE         NY      12603
270    3137 BERLIN TURNPIKE          NEWINGTON            CT      06111
273    235 S. MAIN STREET            MIDDLETON            MA      01949
284    1202 PROVIDENCE HWY.          NORWOOD              MA      02062
289    1475 QUEENS DRIVE
       (VILLAGE GREEN SHOPPING       WOODBURY             MN      55125
       CTR.)
290    4585 SUNRISE HWY.             BOHEMIA              NY      11716
291    1770 MIDDLE COUNTRY ROAD      CENTEREACH           NY      11720
299    10870 HAMILTON AVENUE         CINCINNATI           OH      45231
602    2458 CENTRAL PARK AVENUE      YONKERS              NY      10710
604    348 ROUTE 9 N. (MANALAPAN,    ENGLISHTOWN          NJ      07726
       NJ)
606    4067 JERICHO TURNPIKE         EAST NORTHPORT       NY      11731
607    2626 MIDDLE COUNTRY ROAD      CENTEREACH           NY      11720
608    30 WESTMINSTER ROAD           WEST HEMPSTEAD       NY      11552
611    3767 HEMPSTEAD TURNPIKE       LEVITTOWN            NY      11756
612    714 SMITHTOWN BYPASS          SMITHTOWN            NY      11787
615    167 E. SUNRISE HWY.           PATCHOGUE            NY      11772
616    894 SUNRISE HWY.              BAY SHORE            NY      11706
617    RT. 25A & ROCKY POINT RD.
       POINT PLAZA                   ROCKY POINT          NY      11778
620    705 MERRICK ROAD              COPIAGUE             NY      11726
621    1797 DUTCH BROADWAY           ELMONT               NY      11003
641    RTE. 6 (WESTCHESTER MALL)     MOHEGAN LAKE         NY      10547
644    1425 ROUTE 300                NEWBURGH             NY      12550
646    49 PALOMBA DRIVE              ENFIELD              CT      06082
647    645 ROUTE 130                 TRENTON              NJ      08691
751    31036 VAN DYKE                WARREN               MI      48093
752    34700 WARREN RD.              WESTLAND             MI      48185
8      27650 SCHOOLCRAFT             LIVONIA              MI      48150
10     30110 HARPER                  ST. CLAIR SHORES     MI      48082
17     3590 WASHTENAW                ANN ARBOR            MI      48104
36     2520 S. REYNOLDS              TOLEDO               OH      43614
38     817 WEST GOLF                 SCHAUMBURG           IL      60194
40     730 E. NORTH AVE.             CAROL STREAM         IL      60187
47     10870 HAMILTON AVE.           CINCINNATI           OH      45231
48     80 NORTH ADAMS                ROCHESTER HILLS      MI      48309
50     497 LAKE COOK RD.             DEERFIELD            IL      60015
51     700 E. ROOSEVELT              LOMBARD              IL      60148
52     1785 RIVER OAKS ROAD          CALUMET CITY         IL      60409
56     25101 ALLEN RD.               WOODHAVEN            MI      48183
62     6302 E. 82ND ST.              CASTLETON            IN      46250
63     8802 U.S. 31 SOUTH            INDIANAPOLIS         IN      46227
66     1970 S. ROBERT ST.            WEST ST. PAUL        MN      55118
67     7520 W. 159TH ST.             ORLAND PARK          IL      60462
68     2501 W. 75TH ST.              WOODRIDGE            IL      60515
69     1902 SOUTH ELMHURST           MT. PROSPECT         IL      60056
71     4231 EBENEZER ROAD            BALTIMORE            MD      21236
72     6503 BALTIMORE NAT. PIKE      BALTIMORE            MD      21228
74     2325 18 MILE ROAD             STERLING HEIGHTS     MI      48310
75     9701 E. WASHINGTON            INDIANAPOLIS         IN      46229
76     4500 ROOSEVELT ROAD           HILLSIDE             IL      60162
77     250 E. INDIAN TRAIL           AURORA               IL      60505
79     7222 ROCKVILLE RD.            INDIANAPOLIS         IN      46224
82     522 RITCHIE HWY.              SEVERNA PARK         MD      21146
83     7350 87TH ST.                 BRIDGEVIEW           IL      60455
91     3271 SOUTH BLVD. E.           AUBURN HILLS         MI      48326
108    7401 W. 24TH ST.              N. RIVERSIDE         IL      60546
114    9023 LITTLE ROAD              NEW PORT RICHEY      FL      34654
152    89 W. CENTRAL AVE.            EDGEWATER            MD      21037
157    3250 OLD WASHINGTON ROAD      WALDORF              MD      20601
175    1845 E. COUNTY RD. D          MAPLEWOOD            MN      55109
190    2016 STATE RD. #9             ANDERSON             IN      46013
201    1920 DEMPSTER ST.             EVANSTON             IL      60202
204    3555 STATE RD. #38            LAFAYETTE            IN      47905
217    6560A W. FULLERTON AVE.       CHICAGO              IL      60707
227    8287 SPRINGBORO PIKE          MIAMISBURG           OH      45342

OFFICES:

       1175 WEST LONG LAKE ROAD      TROY                 MI      48098
       ONE STATION PLACE             STAMFORD             CT      06902
       6399, 6400 & 6501 EAST        DETROIT              MI      48234
       NEVADA

WAREHOUSES:

       3400 INDUSTRIAL ROAD          HARRISBURG           PA      17110
       8055 NORTH STATE ROAD #9      HOWE                 IN      46746

                                Owned Stores

32     1700 E. DUBLIN-GRANDVILLE     COLUMBUS             OH      43229
33     4180 PLAINFIELD N.E.          GRAND RAPIDS         MI      49505
80     G-5054 MILLER RD.             FLINT                MI      48507
142    801 EASTGATE DRIVE            CINCINNATI           OH      45245
205    5354 DIXIE HWY.               LOUISVILLE           KY      40216
208    4810 OUTER LOOP               LOUISVILLE           KY      40219
610    715 DOBBS FERRY ROAD          WHITE PLAINS         NY      10607
601    1081 E. JERICHO TURNPIKE      HUNTINGTON           NY      11743
84     43473 FORD ROAD               CANTON TWP.          MI      48188
87     3720 95TH ST.                 EVERGREEN PARK       IL      60642
88     720 N. GREEN BAY RD.          WAUKEGAN             IL      60087
90     2999 E. LINCOLN HWY.          MERRILLVILLE         IN      46410
92     15300 HALL ROAD               CLINTON TOWNSHIP     MI
98     1950 STATE ST.                ST. CHARLES          IL      60174
103    3707 COON RAPIDS BLVD.        COON RAPIDS          MN      55433
107    1520 AURORA                   NAPERVILLE           IL      60563
156    3822 S. FRANKLIN ST.          MICHIGAN CITY        IN      46360
214    3526 TOWNE BOULEVARD          FRANKLIN             OH      45005
219    3075 MIDDLE ROAD              COLUMBUS             IN      47203
267    1910 E. IRELAND RD.           SOUTH BEND           IN      46614
631    479 EAST MAIN STREET          BRANFORD             CT      06405
632    400 TALCOTTVILLE RD.          VERNON               CT      06066
633    1198 QUEEN STREET             SOUTHINGTON          CT      06489
636    361 SCOTT SWAMP ROAD          FARMINGTON           CT      06032
639    RTE. #9 W. KIEFFER LANE       KINGSTON             NY      12401
643    656 SILVER LANE               EAST HARTFORD        CT      06118
34     1941 GRAND RIVER              OKEMOS               MI      48864
100    1395 LARKIN                   JOLIET               IL      60435
65     1800 HIGHWAY #36              ROSEVILLE            MN      55113
99     4703 EDGEMONT                 BROOKHAVEN           PA      19015
101    1729 DEPTFORD CENTER RD.      DEPTFORD             NJ      08096
106    1600 S. MILWAUKEE             LIBERTYVILLE         IL      60048
135    12253 ST. CHARLES ROCK RD.    BRIDGETON            MO      63044
139    3725 HARRY S. TRUMAN          ST. CHARLES          MO      63301
140    195 S. RAND ROAD              LAKE ZURICH          IL      60047
163    5701 E. N.W. HIGHWAY          CRYSTAL LAKE         IL      60014
167    1850 IRVING PARK RD.          SCHAUMBURG           IL      60193
168    5738 BECKLEY RD.              BATTLE CREEK         MI      49015
244    8040 GLEN LANE                EDEN PRAIRIE         MN      55344
245    1360 DUCKWOOD DRIVE           EAGAN                MN      55123
265    4630 HWY 94 N OUTER RD.       ST. CHARLES          MO      63304
277    2050 S. TELEGRAPH             BLOOMFIELD TWP.      MI      48302
623    450 NEW DORP LANE             STATEN ISLAND        NY      10306
626    116 BRICK BOULEVARD           BRICKTOWN            NJ      08723
628    794 HIGHWAY 202 SOUTH         BRIDGEWATER          NJ      08807
25     2450 28TH ST. S.E.            GRAND RAPIDS         MI      49512
5      25488 MICHIGAN AVENUE         DEARBORN HGTS.       MI      48125
15     2170 DIX ROAD                 LINCOLN PARK         MI      48146
23     5580 W. STATE ST.             SAGINAW              MI      48603
26     7141 E. BROAD                 COLUMBUS             OH      43213
27     5500 W. BROAD ST.             COLUMBUS             OH      43228
28     6303 S. ANTHONY               FT. WAYNE            IN      46816
29     1133 COLISEUM BLVD.           FT. WAYNE            IN      46805
30     47340 VAN DYKE                UTICA                MI      48317
45     7940 PENN AVE. S.             BLOOMINGTON          MN      55431
58     3333 REFUGEE ROAD             COLUMBUS             OH      43232
81     3001 28TH ST. S.W.            GRANDVILLE           MI      49418
85     325 MALL DRIVE                PORTAGE              MI      49002
86     8032 KEN-18 BURLINGTON PK.    FLORENCE             KY      41042
93     5737 S. PENNSYLVANIA          LANSING              MI      48911
94     6142 TELEGRAPH                TOLEDO               OH      43612
102    10901 BUSTLETON               PHILADELPHIA         PA      19116
104    10550 REISTERSTOWN RD.        OWINGS MILLS         MD      21117
105    190 W. LINCOLN HWY.           EXTON                PA      19341
110    4315 E. BAY DRIVE             CLEARWATER           FL      34624
111    5501 49TH ST. N.              ST. PETERSBURG       FL      33709
112    255 89TH AVENUE               BLAINE               MN      55434
113    4720 U.S. 19                  NEW PORT RICHEY      FL      34652
117    6401 W. WATERS AVENUE         TAMPA                FL      33634
118    4366 PIERSON ROAD             FLINT                MI      48504
119    12756 WALSINGHAM RD.          LARGO                FL      34644
120    15910 MAPLEDALE BLVD.         TAMPA                FL      33624
134    15031 MANCHESTER ROAD         BALLWIN              MO      63011
141    7456 SOUTH STATE RD.          BEDFORD PARK         IL      60638
151    2295 10 MILE ROAD             WARREN               MI      48091
164    2997 E. WILDER ROAD           BAY CITY             MI      48706
178    2685 TITTABAWASSEE RD.        SAGINAW              MI      48604
179    4532 WOODVILLE RD.            NORTHWOOD            OH      43619
181    3530 MONA KAI DRIVE           NORTON SHORES        MI      49441
188    448 N. LEXINGTON PARKWAY      ST. PAUL             MN      55104
189    1210 N. BYRNE                 TOLEDO               OH      43607
199    1238 UPPER VALLEY PIKE RD.    SPRINGFIELD          OH      45505
202    3365 HIGHLAND AVE.            CINCINNATI           OH      45213
213    4902 CORTEZ RD.               BRADENTON            FL      34210
240    7325 OLD TROY PIKE            HUBER HEIGHTS        OH      45424
259    5225 N. GRAPE RD.             MISHAWAKA            IN      46545
266    10808 MONTGOMERY RD.          CINCINNATI           OH      45242
272    20 E. MAIN STREET             WESTFIELD            MA      01085
286    2145 HIGHWAY 35 WALL TWP.     SEA GIRT             NJ      08750
605    210 MONMOUTH ROAD             W. LONG BRANCH       NJ      07764
622    945 NORTH STREET              MILFORD              CT      06460
624    840 ROUTE 46                  KENVIL               NJ      07847
625    2931 HIGHWAY 35               HAZLET               NJ      07730
638    4250 ROUTE 9 SOUTH            HOWELL               NJ      07731
645    447 WINTHROP ST. (RTE. 44)    TAUNTON              MA      02780
648    76 CAMPANELLI DRIVE           BROCKTON             MA      02401
649    310 RUSSELL ST. (RTE. 9)      HADLEY               MA      01035
652    840 BOSTON ROAD (RTE. 20)     SPRINGFIELD          MA      01119

                                Closed Stores

149    1460 TUSKAWILLA               CASSELBERRY          FL      32707
166    3401 DEER CREEK COUNTRY CLUB  DEERFIELD BEACH      FL      33442
       BLVD.
194    10131 SOUTH US #1             PORT ST. LUCIE       FL      34952
642    54 MIDDLETOWN AVENUE          NORTH HAVEN          CT      06473

                                                                SCHEDULE  3.06
                                                           TO CREDIT AGREEMENT


                             DISCLOSED MATTERS<F3>

                                  Litigation
                                  ----------

Principal Financial Securities, Inc. & Loeb Partners Corp. v. Sunbelt Nursery Group, Inc., General Host Corp., Lyndale Garden Center, Inc. and Timothy Duoss, District Court of Tarrant County, Texas.

         This case involves claims against General Host Corporation, Sunbelt, the purchaser of General Host Corporation's interest in Sunbelt and other defendants for commissions allegedly due the plaintiffs, a financial advisor, in connection with financing the plaintiffs were engaged to arrange for Sunbelt.

                             Environmental Matters
                             ---------------------

A.    Borrower (Frank's Nursery & Crafts, Inc.)
      -----------------------------------------

         1. Borrower currently owns approximately 100 facilities and leases approximately 170 facilities. Environmental review of these properties revealed issues involving potential liabilities with respect to underground storage tank investigation and remediation, asbestos contamination, and other miscellaneous matters, such as operations that may require implementation of management plans.

         2. The headquarters facilities in Detroit, Michigan are subject to continuing remediation of environmental contamination.

         3. In 1994, the New York State Department of Environmental Conservation imposed a fine against Borrower for $100,000.

         4. Borrower formerly owned a facility in Blue Point, Long Island that operated a nursery business.

B.    Holdings (General Host Corporation)
      -----------------------------------

         Holdings has a history of dispositions of various business, including without limitation the following assets, former assets, or operations of which may result in Environmental Liabilities:

         1. American Salt Co. In 1988, Holdings sold the American Salt Co., which operated salt mine facilities in Lyons, Kansas. (1) There was a judgment against Holdings in the amount of approximately $1.1 million for


<F3>     The inclusion of an item on this Schedule shall not be deemed to be an admission that such item is expected to have a material and adverse effect on Holdings or its Subsidiaries.

salt contamination which Holdings paid on December 5, 1997. (2) A lawsuit was recently filed against Holdings by the same plaintiffs, who had previously won a damage award against Holdings regarding alleged saltwater contamination and damages resulting therefrom.

         2. Li'l General Stores. In 1984, Holdings sold its Li'l General Stores facilities. Prior to that date, Holdings owned or leased approximately 480 Li'l General convenience stores throughout the United States. Leaseholds for 115 of these leased facilities were rejected by the buyer, Circle K Corporation, in bankruptcy. To date, to the Company's knowledge 21 of these facilities have been the subject of environmental investigation or remediation.

         3. Allied Leather Corporation. Holdings disposed of Allied Leather Corporation in 1978. (1) This business is allegedly the source of contamination at four offsite locations: the Solvents Recovery Service of New England federal Superfund site in Connecticut, the Old Southington Landfill federal Superfund site in Connecticut, the Buzby landfill state Superfund site in New Jersey, and the Kramer landfill federal Superfund site in New Jersey. (2) Holdings is also aware that properties at which Allied Leather Corporation operated or reportedly disposed of certain wastes in the areas of Pennacook, Boscawen, and Concord, New Hampshire, and Waterboro, Maine, are being or have been investigated by environmental authorities for possible contamination apparently relating to the disposal of hides and tanning wastes. There may be substances on those properties which may require further investigation and/or remediation. To the knowledge of Holdings, no claims have been asserted against Holdings at these sites.

         4. Other Dispositions. In addition to those noted above, Holdings has disposed of several other businesses, including the following:

         --      Sunbelt Nursery Group
         --      Calloway's Nursery, Inc.
         --      Codo, Inc.
         --      The All American Gourmet Company
         --      Milk Specialties Company
         --      Hot Sam Companies
         --      Van de Kamp's Division
         --      Cudahy Company
         --      Yellowstone Park Company

C.   Other Offsite Disposal

         1. Holdings has been named as a potentially responsible party at the Tulalip Landfill in the state of Washington.

         2. In addition, as discussed above with respect to the Allied Leather Corporation disposition, Holdings has been named as a potentially responsible party at the following Superfund sites: (1) the Solvents Recovery Service of New England federal Superfund site in Connecticut, (2) the old Southington Landfill federal Superfund site in Connecticut, (3) the Buzby landfill state Superfund site in New Jersey, and (4) the Kramer landfill federal Superfund site in New Jersey.

                                                                 SCHEDULE 3.12
                                                           TO CREDIT AGREEMENT


                                 SUBSIDIARIES

                                                      Direct or Indirect
Name<F4>                                        Ownership Interest of Holdings
----                                            ------------------------------

Frank's Nursery & Crafts, Inc.                              100%
Nursery Distributors, Inc.                                  100%
General Host Holding Corp.                                  100%
AMS Industries, Inc.                                        100%
AMS Salt Industries, Inc.                                   100%
Bay Resources, Inc.                                         100%
SNG Acquisition Company, Inc.                               100%


<F4>     Frank's Nursery & Crafts, Inc. is the only subsidiary which is a
         Subsidiary Loan Party.

                                                              SCHEDULE 3.16(d)
                                                           TO CREDIT AGREEMENT


                            MORTGAGE FILING OFFICES

Store     Town, State                      Filing Office
-----     -----------                      -------------

5         Dearborn Heights, MI             Wayne County Register of Deeds

15        Lincoln Park, MI                 Wayne County Register of Deeds

23        Saginaw, MI                      Saginaw County Register of Deeds

26        Columbus, OH                     Franklin County Recorder

27        Columbus, OH                     Franklin County Recorder

28        Ft. Wayne, IN                    Allen County Clerk

29        Ft. Wayne, IN                    Allen County Clerk

30        Utica, MI                        Macomb County Register of Deeds

45        Bloomington, MN                  Hennepin County Recorder

58        Columbus, OH                     Franklin County Recorder

81        Grandville, MI                   Kent County Register of Deeds

85        Portage, MI                      Kalamazoo County Register of Deeds

86        Florence, KY                     Boone County Clerk

93        Lansing, MI                      Ingham County Register of Deeds

94        Toledo, OH                       Lucas County Recorder

102       Philadelphia, PA                 Philadelphia County Recorder of
                                           Deeds

104       Owings Mills, MD                 Baltimore County Recorder

105       Exton, PA                        Chester County Recorder of Deeds

110       Clearwater, FL                   Pinellas County Clerk of the
                                           Circuit Court

111       St. Petersburg, FL               Pinellas County Clerk of the
                                           Circuit Court

Store     Town, State                      Filing Office
-----     -----------                      -------------

112       Blaine, MN                       Anoka County Clerk

113       New Port Richey, FL              Pasco County Clerk of the Circuit
                                           Court

117       Tampa, FL                        Hillsborough County Clerk of the
                                           Circuit Court

118       Flint, MI                        Genesee County Register of Deeds

119       Largo, FL                        Pinellas County Clerk of the
                                           Circuit Court

120       Tampa, FL                        Hillsborough County Clerk of the
                                           Circuit Court

134       Ballwin, MO                      St. Louis County Recorder od Deeds

141       Bedford, IL                      Cook County Recorder

151       Warren, MI                       Macomb County Register of Deeds

164       Bay City, MI                     Bay County Register of Deeds

178       Saginaw, MI                      Saginaw County Register of Deeds

179       Northwood, OH                    Wood County Recorder

181       Norton Shores, MI                Muskegon County Register of Deeds

188       St. Paul, MN                     Ramsey County Clerk

189       Toledo, OH                       Lucas County Recorder

199       Springfield, OH                  Clark County Recorder

202       Cincinnati, OH                   Hamilton County Recorder

213       Bradenton, FL                    Manatee County Clerk of the Circuit
                                           Court

240       Huber Heights, OH                Montgomery County Recorder

259       Mishwaka, IN                     St. Joseph County Clerk

266       Cincinnati, OH                   Hamilton County Recorder

272       Westfield, MA                    Hampden County Register of Deeds

Store     Town, State                      Filing Office
-----     -----------                      -------------

286       Sea Girt, NJ                     Monmouth County Register of Deeds

605       W. Long Branch, NJ               Monmouth County Register of Deeds

622       Milford, CT                      Milford Town Clerk

624       Kenvil, NJ                       Morris County Register of Deeds

625       Hazlet, NJ                       Monmouth County Register of Deeds

638       Howell, NJ                       Monmouth County Register of Deeds

645       Taunton, MA                      Bristol County Register of Deeds

648       Brockton, MA                     Plymouth County Register of Deeds

649       Hadley, MA                       Hampshire County Register of Deeds

652       Springfield, MA                  Hampden County Register of Deeds

84        Canton Twp., MI                  Wayne County Register of Deeds

87        Evergreen Park, IL               Cook County Recorder

88        Waukegan, IL                     Lake County Recorder

90        Merrillville, IN                 Lake County Recorder

92(401)   Clinton Twp., MI                 Macomb County Register of Deeds

98        St. Charles, IL                  Kane County Recorder

103       Coon Rapids, MN                  Anoka County Clerk

107       Naperville, IL                   Du Page County Recorder

156       Michigan City, IN                La Porte County Recorder

214       Franklin, OH                     Warren County Recorder

219       Columbus, IN                     Bartholomew County Recorder

267       South Bend, IN                   St. Joseph County Recorder

Store     Town, State                      Filing Office
-----     -----------                      -------------

610       White Plains, NY                 Westchester County Clerk

184       Warren, MI                       Warren County Register of Deeds

616       Bay Shore, NY                    Suffolk County Clerk

                                                                 SCHEDULE 6.01
                                                           TO CREDIT AGREEMENT


                             EXISTING INDEBTEDNESS

1.       Indebtedness set forth on Schedules 1.01(b) and 1.01(c).

2. The 11-1/2% Senior Notes due 2002 of Holdings issued under the indenture dated as of February 28, 1992 by and among Holdings, as issuer, the guarantors party thereto and Bankers Trust Company, as Trustee.

3. The 8% Convertible Subordinated Notes due 2002 of Holdings issued under the indenture dated as of February 28, 1992, by and between Holdings, as issuer, and United States Trust Company of New York, as trustee.

4. Guarantees by General Host of obligations of Frank's Nursery & Crafts, Inc. set forth below on Schedule 1.01(b).

5.       The intercompany indebtedness set forth below.


                             INTERCOMPANY ACCOUNTS

Payor                                  Payee                   Principal Amount
-----                                  -----                   ----------------
General Host Corporation        General Host Holding Corp.       $123,039,680
General Host Corporation        AMS Industries, Inc.             $119,737,169
General Host Corporation        SNG Acquisition Company, Inc.    $  5,491,427
Frank's Nursery & Crafts, Inc.  General Host Corporation         $221,262,607*



* To be contributed to the capital of Frank's Nursery & Crafts, Inc. at closing after partial repayment.

                                                                 SCHEDULE 6.02
                                                           TO CREDIT AGREEMENT


                                EXISTING LIENS

1. Liens set forth on Schedule 1.01(b) or arising out of the Capital Leases set forth on Schedule 1.01(c).

2.       Liens set forth on Annex I to this Schedule.

                                                                 SCHEDULE 6.04
                                                           TO CREDIT AGREEMENT


                                  INVESTMENTS

1.       The intercompany indebtedness set forth on Schedule 6.01.

2. Milk Specialties Company $1,066,670 principal amount 15% Subordinated Note due February 1, 1999, payable to General Host Corporation.

3. Investments in the capital stock of Holdings and Subsidiaries set forth on Schedule 3.12.

4. The following loans owed to Frank's Nursery & Crafts, Inc. and General Host Corporation outstanding as of the closing date:

                           Principal
    Name                     Amount                     Maturity
    ----                   ---------                    --------

C. Whitcomb Alden           $123,650.00          30 days after termination as
                                                 director or upon sale of the
                                                 shares purchased with loan
                                                 proceeds
Harris J. Ashton          $1,231,341.00          One year following his
                                                 termination

Carol M. Cox                 $25,067.77          Upon sale of the shares
                                                 purchased with loan proceeds

Joseph H. Haley               $4,215.00          Upon sale of the shares
                                                 purchased with loan proceeds
David K. Strang               $4,412.00          Upon sale of the shares
                                                 purchased with loan proceeds

Edward J. Jackson             $9,582.50          Upon sale of the shares
                                                 purchased with loan proceeds
David G. Fraser, III        $ 59,822.90          6/2/99

                                                                 SCHEDULE 6.11
                                                           TO CREDIT AGREEMENT


                             EXISTING RESTRICTIONS

1. Restrictions on the creation, incurrence or existence of Liens contained in the Existing Mortgages set forth on Schedule 1.01(b).